                                                                    EXHIBIT 2.5



                             Master Lease Agreement

                                  Dated As Of

                                 July 16, 1999

                                 By And Between

                   Pita General Corporation, As Owner-Lessor

                                      And

                          AHC Tenant, Inc., As Lessee

==============================================================================





To the extent that this Master Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Master Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart. See Section 44.

                               TABLE OF CONTENTS




Section                                                Heading                                                Page

Section 1.                 Definitions.............................................................................


Section 2.                 Agreement to Lease; Acceptance Procedure................................................


Section 3.                 Term....................................................................................


Section 4.                 Type of Lease...........................................................................


Section 5.                 Rental..................................................................................


Section 6.                 Use.....................................................................................


Section 7.                 Net Lease; Nonterminability.............................................................


Section 8.                 Taxes and Other Charges; Laws and Agreements............................................


Section 9.                 Liens...................................................................................


Section 10.                Ownership of the Leased Properties......................................................


Section 11.                Owner's Disclaimer; Acknowledgment by Lessee............................................


Section 12.                Ground Leases...........................................................................


Section 13.                Maintenance; Quiet Enjoyment............................................................


Section 14.                Compliance with Legal Requirements......................................................


Section 15.                Insurance and Casualty..................................................................


Section 16.                [Intentionally Reserved.................................................................


Section 17.                Additions and Improvements; Removal.....................................................


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


Section 18.                Right of Entry..........................................................................


Section 19.                Assignments and Subleasing..............................................................


Section 20.                Environmental Matters...................................................................


Section 21.                [Intentionally Reserved]................................................................


Section 22.                [Intentionally Reserved]................................................................


Section 23.                Events of Default.......................................................................


Section 24.                Remedies upon Default...................................................................


Section 25.                Owner's Right to Perform for Lessee.....................................................


Section 26.                [Intentionally Reserved]................................................................


Section 27.                Further Assurances......................................................................


Section 28.                Notices.................................................................................


Section 29.                Lessee's Return and Purchase Options....................................................


Section 30.                Third Party Sale of Leased Properties...................................................


Section 31.                End of Term Adjustment Applicable to Operating Lease Properties.........................


Section 32.                Procedure for Owner Conveyance..........................................................


Section 33.                [Intentionally Reserved]................................................................


Section 34.                Time of the Essence; Manner of Payment..................................................


Section 35.                Return of Operating Leased Properties...................................................


Section 36.                [Intentionally Reserved]................................................................



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


Section 37.                Recording...............................................................................


Section 38.                No Reliance.............................................................................


Section 39.                Miscellaneous...........................................................................


Section 40.                Venue; Governing Law....................................................................


Section 41.                Estoppel Certificate....................................................................


Section 42.                Survival Of Representations, Warranties And Covenants...................................


Section 43.                Nonrecourse.............................................................................


Section 44.                Counterparts............................................................................


Attachments to Master Lease:

Annex A           Master Glossary of Definitions

Exhibit A         Form of Lease Supplement

Exhibit B         Assigned Values

Exhibit C         Ground Lease Properties

Exhibit D         Contingent Surety Rental

Exhibit E         Maximum Lessee Risk Amounts



                             MASTER LEASE AGREEMENT

         This Master Lease Agreement (as supplemented by the Lease Supplements, this "Master Lease"), dated as of July 16, 1999, by and between Pita General Corporation, an Illinois corporation, as owner-lessor hereunder ("Owner") and AHC Tenant, Inc., a Delaware corporation, as lessee hereunder ("Lessee").

                             PRELIMINARY STATEMENT

         This instrument is intended as a Master Lease pursuant to which the Owner shall lease to the Lessee certain parcels of Land (as hereinafter defined), together with related Improvements, Equipment and Appurtenant Rights (all as hereinafter defined) as may be specifically identified in one or more Lease Supplements in the form attached as Exhibit A hereto. The leasing of any Leased Property (as defined in Section 2 hereof) identified in a Lease Supplement shall be made in accordance with the terms of such Lease Supplement and the terms of this Master Lease. Acquisitions of each Leased Property shall be financed by Loans and Equity Advances (both as hereinafter defined) provided by Noteholder (as hereinafter defined) and Owner, respectively.

         The Master Lease provides for a term (the "Basic Lease Term") only. At the end of such Basic Lease Term, Lessee shall have the option to purchase the Leased Properties.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Section 1.           Definitions.

         Unless the context otherwise requires, and except as specifically provided herein, each of the capitalized terms shall have the meaning set forth in the Master Glossary of Definitions attached as Annex A to this Master Lease, as the same may be amended, modified or supplemented from time to time.

         Unless otherwise expressly stated, the words "this Master Lease," "herein," "hereunder," "hereof" or other like words mean and include this Master Lease, all exhibits hereto, each Lease Supplement hereto and each amendment hereto.

Section 2.           Agreement To Lease; Acceptance Procedure.

         On the terms and subject to the conditions set forth in the Participation Agreement, this Master Lease, each Lease Supplement and the other Transaction Documents, including, without limitation, the satisfaction or waiver of the conditions set forth in Article III of the Participation Agreement, (a) Owner agrees to acquire from Seller or Guarantor or any Affiliate of Guarantor, as applicable, on the applicable Property Closing Date each Leased Property, and (b) Owner agrees to lease, let and demise unto Lessee, and Lessee agrees to lease, rent and take possession from Owner, all of the Owner's right, title and interest in (i) the Land identified in a duly executed Lease Supplement, (ii) all Improvements now or hereafter constructed thereon (other than

Improvements located on any portion of the Land subject to a Ground Lease),
(iii) all Equipment located thereon or used in connection therewith and (iv) all Appurtenant Rights thereto (the Land, Improvements, Equipment, and all such Appurtenant Rights are collectively referred to herein as a "Leased Property") specified in each Lease Supplement duly executed and delivered by Owner and Lessee. Each lease of a Leased Property shall be subject to the covenants, agreements, terms, conditions, limitations and provisions hereinafter set forth and in the applicable Lease Supplement. Lessee hereby agrees that execution by Lessee on each Basic Lease Term Commencement Date of a Lease Supplement covering the Leased Property identified therein, shall, without further act, constitute an irrevocable acceptance by the Lessee of such Leased Property for purposes of this Master Lease and of the other Transaction Documents on the terms set forth herein and therein and that such Leased Property shall be deemed to be included in the leasehold estate of this Master Lease subject to the terms of this Master Lease as of the Basic Lease Term Commencement Date for such Leased Property.

         On the Additional Properties Closing Date, the amounts set forth on Exhibit E hereto shall be recalculated to reflect the leasing of the additional Leased Properties hereunder and Owner and Lessee shall substitute a new Exhibit E hereto on such date.

Section 3.           Term.

         The Basic Lease Term with respect to the Leased Property specified in each Lease Supplement shall commence on the Basic Lease Term Commencement Date specified in the applicable Lease Supplement, and, unless this Master Lease is sooner terminated pursuant to the provisions hereof, shall end on August 1, 2009 (the "Lease Term Expiration Date").

Section 4.           Type of Lease.

         Each Leased Property shall be designated by Lessee either a Capital Lease Property or an Operating Lease Property, and such designation shall be contained in the relevant Lease Supplement.

Section 5.           Rental.

         Lessee shall pay Base Rental, Contingent Surety Rental, Additional Rental and Termination Rental to the Persons entitled to receive the same in accordance with each Lease Supplement, the Flow of Funds Agreement, and the other Transaction Documents in the amounts, at the times and in the manner set forth therein and below, such amounts constituting in the aggregate the total of the rental payable under this Master Lease, as follows:

         (a) Base Rental. For each Leased Property subject to the terms of this Master Lease, Lessee hereby agrees to pay to, or as directed by, the Owner, the Base Rental monthly in arrears on the first day of each month commencing September 1, 1999 (subject to the final paragraph of this Section 5(a)) during the Term (each a "Rent Payment Date") in an aggregate amount equal to the sum of (i) Surety Base Rental, (ii) Loan Base Rental and (iii) Owner Base Rental, determined as set forth below:

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
         (x) "Surety Base Rental" on any Rent Payment Date means an amount equal to the result obtained by multiplying (i) by (ii) by (iii), where (i) is 1.38%; (ii) is the Aggregate Loan Balance (but without giving effect to any payments thereof by the Surety or the Backstop Insurer), determined as of the immediately proceeding Rent Payment Date and (iii) is a fraction where (y) the numerator is the number of days from and including the immediately preceding Rent Payment Date to but excluding the Rent Payment Date of calculation (except in the case of the calculation occurring on September 1, 1999, in which case the numerator shall be 31) and (z) the denominator is 360. Surety Base Rental shall be paid to Surety at such account as Surety shall direct in writing.

         (y) "Loan Base Rental" on any Rent Payment Date means all of the following amounts then due and payable with respect to the Aggregate Loan
Balance: (a) interest at the Initial Interest Rate prior to the Additional Properties Closing Date, and at the Interest Rate thereafter commencing with the Rent Payment Date in the second calendar month after the Additional Properties Closing Date; provided that if an Event of Default shall have occurred and be continuing, interest shall be paid at the Default Rate applicable to the Loan, plus (b) scheduled principal payments on the Note prior to maturity, as set forth in the Note. Loan Base Rental shall be paid to Noteholder and otherwise calculated in accordance with the Loan Agreement and the Note. For purposes of the calculation of Loan Base Rental, the Aggregate Loan Balance shall be deemed not to be reduced by any payment of any Lease Balance pursuant to Section 15(g).

         (z) "Owner Base Rental" means, on any Rent Payment Date, all Yield due and payable with respect to the Aggregate Equity Balance. Yield payable on the Aggregate Equity Balance for any Interest Period shall be equal to LIBOR for the relevant Interest Period plus 240 basis points (2.40%); provided that if the circumstances described in Section 10.6 of the Participation Agreement apply, the Yield shall be the Alternate Rate for the relevant Interest Period plus 240 basis points (2.40%). If a Lease Event of Default shall have occurred and be continuing, the Yield shall be increased by 400 basis points (4.00%). Yield shall be converted from an annual rate to a daily rate on the basis of a 360 day year and applicable to the actual number of days elapsed. Owner Base Rental shall be paid to Owner at the account set forth on Schedule 1 to the Participation Agreement or such other account as Owner may direct.

         Surety Base Rental and Loan Base Rental for the period from the Closing Date through July 31, 1999 shall be paid by Lessee on the Closing Date as prepaid rent hereunder, and Surety Base Rental and Loan Base Rental applicable to the initial Leased Properties from the Rent Payment Date in the month in which the Additional Properties Closing Date occurs to but not including the Additional Properties Closing Date and for the Leased Properties (including the Additional Properties) for the period from the Additional Properties Closing Date to the end of the calendar month in which the Additional Leased Properties Closing Date shall occur, shall be paid by Lessee on the Additional Properties Closing Date as prepaid rent hereunder. Owner Base Rental shall be paid as first provided above.

         (b) Additional Rental. In addition to the Base Rental and Contingent Surety Rental, Lessee agrees during the Term to pay as additional rental to the Owner or the Person entitled to receive the same in accordance with this Master Lease and the other Transaction Documents, any and all of the following amounts (the "Additional Rental"), promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure to pay any Additional Rental, Owner shall have all rights, remedies and powers provided for herein or by law or equity or otherwise as in the case of nonpayment of Base Rental:

                   (i) On each Rent Payment Date, the Imposition Deposits required by (and as defined in) Section 8(a)(1) hereof, such amounts to be paid into the Tax and Insurance Escrow Fund maintained by the Trustee;

                  (ii) On each Rent Payment Date, the trustee fees payable on such date pursuant to the Trust Agreement;

                 (iii) On each Rent Payment Date, one twelfth of the Available Bed Capital Improvement Amount, such amount to be paid into the Capital Improvements Account maintained by the Trustee;

                  (iv) As and when due under the Trust Agreement, the deposits required to be made into the Lease Reserve Account as required by the Trust Agreement;

                   (v) All indemnities, fees, costs and expenses which the Lessee is obligated to pay pursuant to the terms of this Master Lease and the other Transaction Documents;

                  (vi) All other amounts, liabilities and obligations which Lessee assumes or agrees to pay hereunder or under any other Transaction Document to Owner or others (other than Base Rental, Contingent Surety Rental or Termination Rental);

                 (vii) Any other late fees, charges, additional interest, Prepayment Consideration, make-whole amounts, or any other payments payable by Owner or Lessee, without duplication, to Noteholder, Surety, Trustee or other Person resulting from, as a consequence of or in connection with, the Lessee's failure to pay, when due, Base Rental, Contingent Surety Rental, Additional Rental or Termination Rental or any other payment owing in respect hereof in accordance with the terms of this Master Lease or any other Transaction Document on the date fixed for such payment or upon notice from Owner after the occurrence of a Lease Event of Default; and

                (viii) Without limitation of the foregoing provisions, in the event Lessee shall fail to pay Base Rental, Additional Rental payable pursuant to clauses (i) through (iii) above, Termination Rental or any other payment owing in respect hereof in accordance with the terms of this Master Lease, within three (3) days after the date on which it becomes due, or any other Additional Rental within 10 days after the date on which it becomes due, Lessee shall thereupon automatically become obligated immediately to pay to Owner or the Person entitled thereto without demand or notice from Owner or such Person, an amount equal to two and one-half percent (2.5%) of any sum which is not paid when due (the "Late Charge").

         (c) Contingent Surety Rental. On each Rent Payment Date, Lessee hereby agrees to pay to, or as directed by, Owner, additional rental ("Contingent Surety Rental") in an amount equal to the lesser of

                  (A) the applicable amount determined pursuant to Exhibit D, and

                   (B) the result obtained by multiplying (i) by (ii) by (iii) where (i) is the applicable percentage set forth below minus 1.38%,
         (ii) is the Aggregate Loan Balance (but without giving effect to any payments thereof by the Surety or the Backstop Insurer), determined as of the immediately preceding Rent Payment Date and (iii) is a fraction where (y) the numerator is the number of days from and including the immediately preceding Rent Payment Date to but excluding the Rent Payment Date of calculation (except in the case of the calculation occurring on September 1, 1999, in which case the numerator shall be
         31) and (z) the denominator of which is 360.

         For purposes of clause (B) above, the applicable percentages shall be as follows:


                                                                           Applicable
                                         Year of Term                      Percentage
                                Closing Date to July 31, 2000                1.38%
                                August 1, 2000 to July 31, 2001              1.65%
                                August 1, 2001 to July 31, 2002              1.93%
                                August 1, 2002 to July 31, 2003              2.22%
                                August 1, 2003 to July 31, 2004              2.51%
                                August 1, 2004 to July 31, 2005              2.82%
                                August 1, 2005 to July 31, 2006              2.87%
                                August 1, 2006 to July 31, 2007              2.92%
                                August 1, 2007 to July 31, 2008              2.98%
                                August 1, 2008 to the Maturity               3.05%
                                             Date

         (d) Termination Rental. In addition to payment of any accrued and unpaid Base Rental, Contingent Surety Rental and Additional Rental then due, Lessee agrees to pay on the Lease Term Expiration Date or such earlier date as this Master Lease may be terminated in accordance with its terms with respect to each Leased Property (whether such date occurs on the Lease Term Expiration Date, or earlier as a consequence of the exercise by Lessee of its purchase option under Section 29(b), the exercise of remedies by Owner pursuant to
Section 24 following a Lease Event of Default, the circumstances described in
Section 15(g), or otherwise), to the Owner or such other Person entitled thereto under this Master Lease and the other Transaction Documents, the applicable following amount (the "Termination Rental") computed as of the date of payment:

                   (i) in respect of the purchase of all of the Leased Properties by Lessee pursuant to Section 29(b), the sum of (A) the Aggregate Lease Balance, plus (B)(1) the Termination Premium if the purchase is consummated on the Lease Term Expiration Date, or (2) if the purchase is consummated on an earlier date, the Discounted Termination Premium and the Discounted Future Base Surety Premiums; or

                  (ii) in respect of a Lease Event of Default, the sum of the Aggregate Lease Balance, plus the Discounted Termination Premium and the Discounted Future Base Surety Premiums; or

                 (iii) in respect of a casualty or Condemnation with respect to any Leased Property where the Noteholder has not elected or is not required to make insurance proceeds or Condemnation awards available to rebuild or restore such Leased Property pursuant to Section 15, the Lease Balance for such Leased Property, plus the applicable Property Discounted Termination Premium and Property Discounted Future Base Surety Premium; or

                  (iv) in respect of a return of the Leased Properties as provided in Section 29(a) the sum of:

                           (A) the Lease Balance with respect to each Capital
                  Lease Property, and

                           (B) the End of Term Adjustment with respect to each
                  Operating Lease Property.

         (e) All payments of Base Rental, Contingent Surety Rental, Additional Rental and Termination Rental shall be paid by bank wire transfer of immediately available funds not later than 10:00 a.m. Chicago time on the date due (and payments made after such time on such date shall be deemed to have been made on the next day). Owner hereby directs Lessee to pay each component of Base Rental to the Person entitled thereto as contemplated in Section 5(a), and each payment of Contingent Surety Rental, Additional Rental and Termination Rental directly to the Person entitled thereto as such Person shall direct. Any payments which are stated to be due on a day which is not a Business Day shall be due on the next succeeding Business Day.

         (f) Nothing in this Section 5 concerning Rental is intended to limit any indemnification obligations undertaken by Lessee pursuant to any provision of this Master Lease or any other Transaction Document.

         (g) The obligation of Lessee to pay all amounts set forth in this
Section 5 shall survive the termination of this Master Lease.

Section 6.           Use.

         (a) Lessee shall use (and cause any sublessee under any sublease permitted pursuant to

Section 19 hereof to use) the Leased Properties, including related amenities as assisted living facilities, skilled nursing facilities, sub acute facilities or facilities providing dementia care, senior care or adult day care, and for any other uses incidental thereto and for no other purposes. Lessee shall not use (and shall not permit any permitted sublessee to use) any Leased Property or any part thereof for any purpose or in any manner that would materially adversely affect the fair market value, utility, remaining useful life or residual value of such Leased Property. Lessee shall use (and cause any permitted sublessee to use) each Leased Property in compliance with (a) any Legal Requirements, except to the extent permitted by Section 14, (b) any insurance policies required by Section 15, and (c) all of the Transaction Documents. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Leased Properties in accordance with this Master Lease and the other Transaction Documents.

         (b) Without limiting the provisions of Section 6(a), Lessee shall conduct or cause to be conducted, the operations of the Assisted Living Facilities at all times in a manner at least consistent with Alterra's customary practice as of the date hereof, including without limitation, the following:

                   (i) to maintain the standard of care for the residents of the Assisted Living Facilities at a level in accordance with customary and prudent industry standards;

                  (ii) to operate the Assisted Living Facilities in a prudent manner and in compliance at all time in all material respects with applicable laws and regulations relating thereto, including, without limitation, to the extent applicable, Title 42 of the United States Code and related regulations, including the Medicare Regulations, the Medicaid Regulations, federal and state self-referral and anti-kickback statues and regulations, Title 31 of the United States Code, including the False Claims Act, applicable skilled nursing facility and assisted living facility licensure laws; and public health statutes and regulations;

                 (iii) to obtain within the time frames required by applicable laws, rules and regulations and thereafter keep, in Owner's, Lessee's, Sublessee's or Manager's name, as applicable, any required Permits and cause all Permits, Reimbursement Contracts, and any other agreements necessary for the use and operation of the Assisted Living Facilities or as may be necessary for participation in Medicaid and/or Medicare, each as applicable;

                  (iv) to maintain sufficient Inventory and Equipment of types and quantities at the Assisted Living Facilities to enable the operations of the Assisted Living Facilities to be adequately performed;

                   (v) to maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Lessee, including the Leased Properties, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Without limitation of the foregoing, Lessee will operate and maintain, or cause to be operated and maintained, the Leased Properties in a manner consistent with the Budget. Subject to Section 17 hereof, Lessee will repair, or cause to be repaired, the Leased Properties to which any casualty has occurred to at least the condition existing prior to any such casualty. All work required or permitted under this

         Master Lease shall be performed in a workmanlike manner and in compliance with all applicable laws;

                  (vi) to maintain sufficient cash in order to satisfy the working capital needs of the Assisted Living Facilities; and

                  (vii) to continuously operate or cause to be continuously operated, the Leased Properties as Assisted Living Facilities.

Section 7.           Net Lease; Nonterminability.

         (a) This Master Lease is a "net lease." Any present or future law to the contrary notwithstanding, all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Properties and the appurtenances thereto and the use and occupancy thereof by Lessee or anyone claiming by, through or under Lessee which may arise or become due during or with respect to the period constituting the Term hereof applicable to each Leased Property shall be paid by Lessee, and Lessee shall indemnify the Indemnified Parties against any of the foregoing as provided herein and in the other Transaction Documents. Lessee assumes, during the Term of this Master Lease applicable to each Leased Property, the sole responsibility for the condition, use, operation, maintenance, subletting and management of such Leased Property; neither Owner nor any other Indemnified Party shall have any responsibility in respect thereof, nor shall Owner nor any other Indemnified Party have any liability for damage incurred by any Person or for damage to the property of Lessee or any sublessee of Lessee for any reason whatsoever. Without limiting the generality of the foregoing, during the Term of this Master Lease, Lessee shall perform all of the obligations of the sublessor under any subleases affecting all or any part of the Leased Properties which Lessee may hereinafter enter into as sublessor and all of the obligations of the Owner under the Ground Leases as set forth in Section 12.

         (b) Lessee acknowledges and agrees that its obligations hereunder, including, without limitation, its obligations to pay Base Rental, Contingent Surety Rental, Additional Rental, and Termination Rental shall be absolute, unconditional and irrevocable under any and all circumstances and shall not be subject to cancellation, termination, modification or repudiation by Lessee.

         This Master Lease shall not terminate, nor shall Lessee have any right to terminate this Master Lease (except as specifically permitted by this Master Lease), and Lessee shall perform all obligations hereunder, including the payment of all Base Rental, Contingent Surety Rental, Additional Rental and Termination Rental, without notice, demand, counterclaim, set-off, deduction, defense or recoupment, and without abatement, suspension, deferment, diminution or reduction for any reason, including, without limitation, any past, present or future claims which Lessee may have against the Owner, Noteholder, Surety, Trustee, Equity Investor, or any other Person for any reason whatsoever; any defect (whether patent or latent) in the Leased Properties or any portion thereof, or in the title, condition, design, construction, habitability or fitness for a particular use thereof; any damage to or destruction or loss of all or part of the Leased Properties; any restriction, deprivation

(including eviction) or prevention of, or any interference with or interruption of, any use or occupancy of the Leased Properties (whether due to any defect in or failure of Owner's title to the Leased Properties, any Owner Lien or otherwise); any condemnation, requisition or other taking or sale of the use, occupancy or title to the Leased Properties; any action, omission or breach on the part of the Owner or any other Person under this Master Lease or other Transaction Documents (including without limitation, any breach of the Owner's or such Person's representations and warranties set forth in the Transaction Documents) or under any other agreement between Owner or any such Person and Lessee, or any other indebtedness or liability, howsoever and whenever arising, of Owner, any Assignee or Lessee to any other Person, or by reason of insolvency, bankruptcy or similar proceedings by or against Owner, any Assignee, Lessee or any other Person; the inadequacy or inaccuracy of the description of the Leased Properties or the failure to demise and let to Lessee the property intended to be leased hereby; Lessee's acquisition of ownership of the Leased Properties or any sale or other disposition of the Leased
Properties; the impossibility or illegality of performance by Owner or Lessee or both; the failure of Owner to deliver possession of the Leased Properties on the applicable Property Closing Dates; any action of any court, administrative agency or other Governmental Authority; or any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding; it being the intention of the parties hereto that all Base Rental, Contingent Surety Rental, Additional Rental and Termination Rental payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Master Lease.

         (c) Lessee will remain obligated under this Master Lease in accordance with its terms, and will not take any action to terminate, rescind or avoid this Master Lease for any reasons (except as specifically permitted by this Master Lease), notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Owner or any assignee of Owner or any other Person, or any action with respect to this Master Lease which may be taken by any receiver, trustee or liquidator, or any assignee of Owner or any other Person or by any court in any such proceeding. Lessee waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Master Lease or the Leased Properties (except as otherwise expressly provided in Sections 15 or 29 hereof), or to any abatement, reduction, deferment or set-off of any Base Rental, Contingent Surety Rental, Additional Rental and Termination Rental, or other sum payable by Lessee hereunder or under any other Transaction Document, for damage, loss or expense suffered by Lessee on account of any cause referred to in this Section 7 or otherwise.

Section 8.           Taxes and Other Charges; Laws and Agreements.

      (a)(1) Lessee shall deposit pursuant to Section 5(b)(i) of this Master Lease, during the Term, an amount sufficient to accumulate with Trustee on behalf of Owner the entire sum required to pay, when due (A) the premiums for the insurance required pursuant to Section 15 hereof and such other insurance as Owner may require under Section 15(a) of this Master Lease to the extent escrow of such amounts are required by Owner or Trustee in accordance with

Section 8(f) hereof, and (B) the yearly Taxes, all as reasonably estimated from time to time by Owner, plus one-twelfth of such estimate. The amounts deposited under the preceding sentence are collectively referred to in this Master Lease as the "Imposition Deposits." The obligations of Lessee for which the Imposition Deposits are required are collectively referred to in this Master Lease as "Impositions." The amount of the Imposition Deposits shall be sufficient to enable Trustee on behalf of Owner to pay each Imposition before the respective due dates thereof. Trustee shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Trustee on behalf of Owner are held for the purpose of paying property taxes, insurance premiums and each other obligation of Lessee for which Imposition Deposits are required. Any waiver by Owner of the requirement that Lessee remits Imposition Deposits to Trustee must be consented to by the Trustee.

         (2) Imposition Deposits shall be held in the Tax and Insurance Escrow Fund maintained by Trustee.

         (3) Lessee shall direct the applicable Governmental Authority (and insurance providers, when applicable) to deliver the invoices and bills for all Impositions for which escrows are then required under Section 8(a)(1) to Trustee. Subject to the provisions of subsection (5) below, if Trustee receives a bill or invoice for an Imposition, Trustee shall apply the Imposition Deposits held by Trustee to pay Impositions. Trustee shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Trustee and Lessee shall pay any such deficiency upon Trustee's demand. Lessee's failure to pay any such amount within ten (10) days after Trustee's demand therefor shall constitute a Lease Event of Default. Trustee may pay an Imposition according to any bill, statement or estimate from the appropriate Governmental Authority or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

         (4) If at any time the amount of the Imposition Deposits held by Trustee for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Trustee plus one-twelfth of such estimate, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Trustee for payment of a specific Imposition is less than the amount reasonably estimated by Trustee to be necessary plus one-twelfth of such estimate, Lessee shall pay to Trustee the amount of the deficiency within fifteen (15) days after notice from Trustee and failure to pay such amount within said period shall constitute a Lease Event of Default.

         (5) Subject to the terms of the Trust Agreement, if a Lease Event of Default has occurred and is continuing, Trustee may apply any Imposition Deposits, in any amounts and in any order as Trustee determines, in Trustee's discretion, to pay any Impositions or, unless prohibited by applicable law, as a credit to the obligations of Lessee under this Master Lease and the other Transaction Documents. Upon indefeasible payment in full of the obligations of Lessee under this Master Lease and the other Transaction Documents, Trustee shall refund to Lessee any Imposition Deposits held by Trustee.

         (b) Notwithstanding the provisions of paragraph (a) of this Section 8 and the provisions of Section 9 and so long as no Lease Default or Lease Event of Default shall have occurred,

Lessee shall have the right to contest, by appropriate legal proceedings, (i) any Tax, Lien or other encumbrance which affects the Leased Properties, or (ii) any order or other direction issued by any Governmental Authority which affects the Lessee or the Leased Properties, and to postpone payment of or compliance with the same during the pendency of such contest, provided that (i) no part of the Leased Properties nor any Base Rental, Contingent Surety Rental, Additional Rental or Termination Rental or other sums payable by Lessee hereunder shall, in the opinion of the Owner, Trustee and any other applicable Indemnified Party, be in danger of being sold, forfeited, attached or lost, (ii) there shall not exist (x) any interference with the use and occupancy of the Leased Properties or any part thereof, (y) any interference with the payment of Base Rental, Contingent Surety Rental, Additional Rental or Termination Rental, or
(z) any likelihood of an adverse effect on the Liens and security interests created by the Transaction Documents or the right, title and interest of Owner in the Leased Properties or on the fair market value, utility or remaining useful life of the Leased Properties or any interest therein or the continued economic operation thereof, (iii) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against Leased Properties and the Person on whom such tax, charge, levy, assessment, Lien or other encumbrance is sought to be imposed,
(iv) Lessee shall promptly prosecute such contest to a final settlement or conclusion, or if Lessee deems it advisable to abandon such contest, Lessee shall promptly pay or perform the obligation which was the subject of such contest, (v) at no time during such contest shall there be a risk of the imposition of criminal liability or unindemnified civil liability on any Indemnified Person for failure to comply therewith, (vi) reserves to the extent required by GAAP are maintained against any adverse determination of such proceeding, and (vii) if requested by Owner or Trustee, Lessee shall have either (A) deposited with Trustee an amount in immediately available funds equal to 100% of such Tax, Lien or other encumbrance, or (B) posted an equivalent bond for security issued by a surety or other issuer reasonably acceptable to Trustee and containing such terms which are reasonably acceptable to Trustee.

         Notwithstanding the foregoing, (A) Lessee shall not postpone the payment of any such Tax, Lien or other encumbrance, or the payment or performance of any such order or other direction, if such postponement shall permit the Leased Properties, or any Lien thereon created by such item being contested, to be sold or foreclosed by a Governmental Authority for the non-payment thereof and (B) Lessee shall not postpone compliance with any such order or other direction if Owner will thereby be subject to criminal prosecution, or if any Governmental Authority shall be in a position according to applicable law to commence and carry out any action which would prevent compliance with the same or to foreclose or sell any Lien affecting all or part of the Leased Properties which shall have arisen by reason of such postponement or failure of compliance.

         (c) Subject to the provisions of Sections 8(a) and 8(d) hereof, Lessee shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

         (d) Subject to Section 8(a)(5) hereof, Lessee shall not be obligated to pay Taxes, insurance premiums (if then being escrowed pursuant to Section 8(f) hereof) or any other individual Imposition to the extent that sufficient Imposition Deposits are held by Trustee on behalf of Owner for the purpose of paying that specific Imposition.

         (e) Lessee shall promptly deliver to Trustee copies of all notices of, and invoices for, Impositions, and if Lessee pays any Imposition directly, Lessee shall promptly furnish to Trustee receipts evidencing such payments.

         (f) Lessee shall not be required to pay Imposition Deposits with respect to insurance premiums under Section 8(a)(1)(A) unless and until (i) Lessee fails to maintain any of the insurance coverages required under Section 15(a), (ii) any other Lease Default shall occur under Sections 15(a) or 15(b), or (iii) any other Lease Event of Default shall have occurred and be continuing; whereupon Lessee shall be required to escrow Imposition Deposits for insurance premiums in accordance with Section 8(a)(1)(A) of this Master Lease immediately upon Trustee's demand therefor.

Section 9.           Liens.

         Lessee represents and warrants that on each Property Closing Date with respect to a Leased Property being leased by Owner to Lessee, Owner shall have good and marketable title to the Land and any Improvements subject only to Permitted Liens. Subject to the provisions of paragraph (b) of Section 8, Lessee will promptly, but in any event no later than thirty (30) days after the filing thereof but in any event prior to the enforcement of the same, at its own expense, remove and discharge of record, by bond or otherwise, any charge, Lien, security interest or encumbrance upon any Leased Property or any portion thereof, upon any Base Rental, Contingent Surety Rental, Additional Rental, Termination Rental or other sums payable by Lessee under this Master Lease or the other Transaction Documents which arises for any reason (except for Owner Liens) including all Liens which arise out of Lessee's possession, use, construction, operation and/or occupancy of the Leased Properties, but not including any Permitted Liens. Nothing contained in this Master Lease shall be construed as constituting the consent or request of Owner, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for construction, alteration, addition, repair or demolition of or to the Leased Properties or any part thereof. Notice is hereby given that Owner will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Leased Properties or any part thereof by, through or under Lessee, or for any operating expenses, utility charges, real property taxes or assessments, and that no mechanic's or other Liens therefor shall attach to or affect the interest of Owner in and to the Leased Properties. In the event of the failure of Lessee to discharge any charge, Lien, security interest or encumbrance within the time period set forth above and otherwise as aforesaid, except during the pendency of any contest permitted and conducted pursuant to paragraph (b) of Section 8, Owner may (but shall not be required to) discharge such items by payment or bond or both, and Lessee will repay to Owner, upon demand, any and all amounts paid therefor, or by reason of any liability on such bond, and also any and all reasonable incidental expenses, including attorney's fees, incurred by Owner in connection therewith, together with interest on such amounts at the Owner Default Rate from the date paid by Owner to the date of repayment. If practicable, Owner shall give prior written notice to Lessee of its intent to discharge any Lien, but the failure of Owner to give such notice shall not limit or restrict Owner's rights or remedies under this Master Lease.

Section 10.          Ownership of the Leased Properties.

         (a) It is the intent of the parties hereto that for financial accounting purposes this Master Lease, with respect to Operating Lease Properties but not Capital Lease Properties, constitutes an "operating lease" pursuant to SFAS 13, and for purposes of bankruptcy and federal, state and local income tax law, the transaction contemplated hereby is a financing arrangement. The parties further intend that Lessee shall be treated as owner of the Leased Properties for income tax purposes and shall be entitled to all deductions for depreciation thereof. Owner shall take no action inconsistent with such treatment.

         (b) It is the intent of the parties hereto that (i) for all purposes other than financial accounting purposes, the obligations of the Lessee under this Master Lease to pay Base Rental, Contingent Rental, Additional Rental, Termination Rental or Lease Balance in connection with any purchase of the Leased Properties pursuant to this Master Lease shall be treated as payments of interest on and principal of, respectively, loans from the Owner to Lessee, and
(ii) this Master Lease grants to Owner a security interest and/or deed of trust/mortgage on the portions of the Leased Properties which constitute interests in real property, and a security interest and lien on the portions of the Leased Properties which do not constitute interests in real property, in each case to secure the Lessee's performance under and payment of all amounts under this Master Lease and the other Transaction Documents. Owner and Lessee acknowledge and agree that notwithstanding anything to the contrary contained in this Master Lease or any of the other Lease Documents, this Master Lease and any and all Liens and security interests granted or created hereunder or thereunder shall be subordinate to any and all Liens and security interests in favor of Trustee or any other Person under the Mortgages or the other Transaction Documents (other than the Lease Documents) and Lessee and Owner shall have no right to enforce or attempt to enforce any such Liens or security interests or exercise any rights or remedies relating thereto so long as any of the Loan Obligations remain outstanding or the Trust Agreement remains in effect (provided the foregoing shall not limit any rights with respect to Excluded Collateral or Excepted Rights).

         (c) Specifically, without limiting the generality of subsection (a) of this Section 10, the Owner and the Lessee intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee and the Owner, the transactions evidenced by this Master Lease are loans made by the Owner as unrelated third party lender to the Lessee secured by the Leased Properties (it being understood that the Lessee hereby, mortgages, grants, bargains, sells, releases, confirms, conveys, assigns, transfers and sets over to the Owner, and grants a security interest in, the Leased Properties (consisting of a fee mortgage with respect to all right, title and interest of the Lessee in and to the fee title to, and reversionary interest in, the Land and Improvements) and a leasehold mortgage on the Lessee's leasehold estate under this Master Lease, all to secure such loans, effective on the date hereof, to have and to hold such interests in the Leased Properties unto the Owner and its successors and assigns, forever, provided always that these presents are upon the express condition that, if all amounts due under this Master Lease shall have been paid and satisfied in full, then this instrument and the estate hereby granted shall cease and become void.

         (d) Specifically, but without limiting the generality of subsection
(b) of this Section 10,
the Owner and the Lessee further intend and agree that, with respect to that portion of the Leased Properties constituting personal property, for the purpose of securing the Lessee's obligations for the repayment of the abovedescribed loans from the Owner to the Lessee, (i) this Master Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code; (ii) the conveyance provided for hereby shall be deemed to be a grant by the Lessee to the Owner of a lien and security interest in all of the Lessee's present and future right, title and interest in and to such portion of the Leased Properties, including but not limited to the Lessee's leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure such loans, effective on the date hereof, to have and to hold such interests in the Leased Properties unto the Owner and its successors and assigns, forever, provided always that these presents are upon the express condition that, if all amounts due under this Master Lease and the other Transaction Documents shall have been paid and satisfied in full, then this instrument and the estate hereby granted shall cease and become void; (iii) the possession by the Owner of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable Legal Requirements.

Section 11.          Owner's Disclaimer; Acknowledgment by Lessee.

         Each Leased Property is demised and let in its condition as of the applicable Property Closing Date without any representation and warranty, express or implied, by Owner subject to (i) Permitted Liens, (ii) the rights of parties in possession, (iii) the state of title as of the date the Owner acquires the Land, (iv) any state of facts which an accurate survey or physical inspection might show, (v) the existing environmental condition of such Leased Property, (vi) all applicable laws, rules, regulations, ordinances and restrictions, including, without limitation, all Environmental Laws, now in effect or hereafter adopted by any Governmental Authority having jurisdiction, and (vii) any violation of such laws, rules, regulations, ordinances and restrictions occurring on, before or after the applicable Property Closing Date. As of each Property Closing Date, Lessee shall be deemed to have examined the relevant Leased Property and the Owner's title and interest thereto and to have found as between Lessee and Owner (and each Person claiming by, through or under Owner) the same to be satisfactory for all purposes, and the execution by Lessee of the Lease Supplement covering such Leased Property shall be deemed to be conclusive evidence of Lessee's acceptance of such Leased Property and Lessee's satisfaction therewith.

         Owner has not made an inspection of the Leased Properties and makes no representation or warranty, express or implied, with respect to the Leased Properties or any portion thereof or the location, use, description, design, merchantability, habitability, environmental condition, compliance with specifications, condition, operation, absence from defects (patent or latent), durability or fitness for a particular purpose of the Leased Properties or any portion thereof; and all risks incidental to the Leased Properties shall be borne by the Lessee and neither the Owner, nor any of its assignees or successors in interest, shall have any responsibility with respect thereto. Without limiting the generality of the foregoing, in the event of any defect or deficiency of any nature in the Leased Properties or any portion thereof, whether patent or latent, whether discoverable by Lessee, neither Owner, nor any of its assignees or successors in interest, shall have any responsibility or liability with respect thereto or for any direct or indirect damage to Persons or property resulting therefrom, or for Lessee's loss of use of the Leased Properties, or any portion thereof, or for any interruption in Lessee's business caused by Lessee's inability to use the Leased Properties, or any portion thereof, for any reason whatsoever. The provisions of this Section 11 have been negotiated by Lessee and Owner and are intended to be a complete exclusion and disclaimer by Owner of any and all warranties by Owner with respect to the Leased Properties or any portion thereof, whether express or implied, and whether arising under the Uniform Commercial Code, any other applicable law or otherwise (except as expressly otherwise set forth herein). Lessee represents and warrants to Owner that the provisions of this Section 11 are enforceable by Owner and its successors in interest and assigns against Lessee (and those claiming by, through or under Lessee) and that neither Owner, nor any of its assignees or successors interest, shall have any liability for any of the matters subject to this disclaimer.

Section 12.          Ground Leases.

         Certain portions of the Land with respect to certain of the Leased Properties identified in Exhibit C hereto (the "Ground Lease Properties") are leased by an Affiliate of Seller (the "Ground Lessee") pursuant to the terms and conditions of the Ground Leases. Lessee consents to the Ground Leases and acknowledges receipt of executed copies thereof. Lessee agrees that its rights to the Ground Lease Properties are subject to the rights of the Ground Lessee under the Ground Leases. Lessee agrees that during the Term it will perform for and on behalf of Owner all obligations of Owner under the Ground Leases as and when due. Owner hereby appoints and constitutes Lessee its non-exclusive agent and attorney-in-fact during the Term to assert and enforce, from time to time, in the name and for the account of Owner and Lessee, as their interests may appear, but in all cases at the sole cost and expense of Lessee, the rights of Owner and the obligations of Ground Lessee under the Ground Leases; provided such agency and power of attorney shall be revocable at any time by Owner or Controlling Party on behalf of Owner.

Section 13.          Maintenance; Quiet Enjoyment.

         (a) In addition to the other covenants contained in this Master Lease, Lessee hereby further represents, warrants, covenants and agrees that during the Term of this Master Lease:

                   (i) Lessee acknowledges that with respect to any existing Improvements, such Improvements are in good condition, repair and appearance. Lessee shall, at its sole cost and expense, keep and maintain the Improvements, including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto, in good condition and repair, ordinary wear and tear excepted, and in no event less than the standards applied by Lessee or Alterra in the operation of other comparable properties owned or leased by Lessee or its Affiliates. Lessee will, subject to the provisions of Section 17 hereof, make all structural and nonstructural, and ordinary and extraordinary changes, repairs and replacements, foreseen or unforeseen, which may be required, whether or not caused by its act or omission, to be made upon or in connection with the Improvements in order to keep the same in such condition, including taking, or causing to be taken, action necessary to maintain the Leased Properties in compliance with the provisions of any casualty insurance policy with respect to the Leased Properties and any applicable Legal Requirements, including all applicable Environmental Law. Lessee shall provide or cause to be provided all security service, custodial service, salvage service, janitorial service and other services necessary for the proper upkeep and maintenance of the Leased Properties.

                  (ii) Lessee covenants to perform or observe all terms, covenants or conditions of any Permitted Liens, easement, supply, or maintenance agreements, or other agreements necessary for the operation of the Leased Properties, in each case, to which it may at any time be a party or to which the Leased Properties or any portion thereof is subject at any time or any other like matters which now or hereafter affect the Leased Properties. Lessee shall, at its sole cost and expense, use its reasonable efforts, consistent with sound business practice, to enforce compliance with any Permitted Liens, easement, supply, or maintenance agreements or similar agreements benefiting the Leased Properties or any portion thereof by any other Person subject to such agreement, provided, however, that if a failure to comply with any of the foregoing would materially and adversely affect the utility, fair market value or useful life of the Leased Properties, the Lessee shall be obligated to enforce compliance with the same. Lessee expressly waives the right to make repairs at the expense of the Owner pursuant to any law at any time in effect that would impose any such obligations on a lessor or give any such rights to a lessee. Lessee shall not abandon the Leased Properties or any portion thereof or commit waste thereon.

                 (iii) If any Improvements situated on the Leased Properties at any time during the Term of this Master Lease shall (A) encroach upon any property, street or rightofway adjoining or adjacent to such Leased Property, or (B) violate the agreements or conditions contained in any restrictive covenant affecting such Leased Property or any part thereof, or (C) impair the rights of others under or obstruct any easement or rightofway to which such Leased Property is subject and, as a result of any of the events described in (A), (B), or (C) above, there is a material and adverse effect on the operations of such Leased Property by Lessee or the utility, fair market value or useful life of such Leased Property, then, promptly after the written request of Owner or any Person affected by any such encroachment, violation, impairment or obstruction, Lessee shall, at its expense, either (x) obtain effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment or obstruction whether the same shall affect Owner, Lessee, any other Indemnified Party or any one or more of the foregoing, or (y) make such changes in the Improvements on such Leased Property and take such other action as shall be necessary to remove such encroachments or obstructions and to end such violations or impairments, including, if necessary, the alteration or relocation of any Improvement on the Leased Property. Any such alteration or removal shall be made in conformity with the requirements of Section 17 to the same extent as if such alteration or removal were an alteration under Section 17 of this Master Lease and there shall be no abatement of Base Rental, Contingent Surety Rental, Additional Rental or Termination

         Rental by reason of such alteration or removal.

                  (iv) Notwithstanding anything to the contrary contained herein, Owner shall have no obligation to incur any expense of any kind or character in connection with the management, operation or maintenance of the Leased Properties during the Term of this Master Lease. Notwithstanding anything to the contrary contained herein, Owner shall not be required at any time to make any improvements, alterations, changes, additions, repairs or replacements of any nature whatsoever in or to the Leased Properties. Lessee shall use and operate the Leased Properties or cause the Leased Properties to be used and operated only by personnel authorized by Lessee, and Lessee shall use reasonable precautions to prevent loss or damage to the Leased Properties from fire and other hazards.

                   (v) Lessee shall pay all charges for utility, communication and other services on or about the Leased Properties, whether or not payment therefor shall become due after the Term of this Master Lease applicable to such Leased Properties, provided that the Lessee shall have the right to contest any such charges in good faith in accordance with Section 8(b).

                  (vi) Other than the provisions of Section 13(b) hereof, Lessee shall perform all covenants and agreements (except for those covenants and agreements which are by their express terms capable of being, or specifically required to be, performed solely by Owner acting alone) which it and/or Owner agree to perform under the Loan Documents and the other Transaction Documents. Lessee shall perform all covenants and agreements under any other Transaction Documents to which it is a party.

         (b) Owner hereby covenants and agrees that during the Term with respect to any Leased Property, it shall not take any affirmative action and will not suffer or permit any action by any Person acting by, through or under Owner (exclusive of Lessee, Guarantor, Trustee, Noteholder, Surety, their respective Related Parties, and any other Person acting by, through or under any of them) which will interfere with the quiet use and enjoyment of the Leased Properties by Lessee, unless such interference (i) occurs on or after any Lease Event of Default or (ii) is necessary to maintain or protect the utility, fair market value or useful life of the Leased Properties. Owner agrees that during the Term and prior to the occurrence of a Lease Event of Default, it will not affirmatively grant or suffer or permit to attach any Owner Liens arising through it or, except as provided in Sections 15, 19(b) or pursuant to an Owner Conveyance, transfer any interest in any of the Leased Properties.

         Owner further covenants and agrees that, so long as no Lease Default or Lease Event of Default shall have occurred and provided that Lessee shall bear all associated costs (and, at Owner's written request, Lessee shall advance to Owner amounts necessary to pay such costs prior to their incurrence and until the amounts requested are actually advanced to Owner, Owner shall have no obligation to take the actions to which such advances relate), it shall take all reasonably necessary actions as owner of the Leased Properties as reasonably requested by Lessee (i) to permit Lessee or its nominee to exercise Owner's rights under any covenants, conditions and restriction agreements affecting the Leased Properties which may be necessary to enable the

Lessee to use the Leased Properties for their intended purposes; and (ii) subject to Owner's and Noteholder's consent, to grant and/or to convey such necessary and reasonable utility easements or rights of passage over the Leased Properties as may be necessary to enable the Lessee to operate the Leased Properties for the uses permitted under Section 6 hereof. Owner also covenants and agrees to comply with its obligations under the other Transaction Documents to which it is a party; provided, however, that Owner shall have no liability with respect to any failure so to comply that is caused by or results from, in whole or in part, the failure of Lessee to pay or perform its obligations under this Master Lease or the other Transaction Documents to which Lessee is a party.

Section 14.          Compliance with Legal Requirements.

         Lessee shall, at Lessee's own cost and expense, (A) comply, in all material respects, with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations relating to the Leased Properties, including, without limitation, as applicable, Title 42 of the United States Code and related regulations, including the Medicare Regulations, the Medicaid Regulations, federal and state self-referral and anti-kickback statues and regulations, Title 31 of the United States Code, including the False Claims Act; applicable skilled nursing facility and assisted living facility licensure laws; applicable public health statues and regulations; the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes, (B) maintain in full force and effect and observe and comply in all material respects with all of the terms and conditions of all Regulatory Permits now held or hereafter acquired or required and comply in all material respects with any and other Permits now held or hereafter acquired by any of them, and (C) perform, observe, comply and fulfill all of its obligations, covenants and conditions contained in any material Contractual Obligation, including the Transaction Documents, and not suffer or permit any default or event of default (giving effect to applicable notice and cure rights) to exist under any of the foregoing. To the extent the matters set forth in clauses (A) and (B) above create obligations which are imposed on or applicable to the Owner as owner of the Leased Properties, Lessee shall comply with such obligations as if Lessee were the owner of the Leased Properties, regardless of whether any such obligations, by their terms, are nominally imposed on Lessee or Owner.

         Lessee shall, at its sole cost and expense, comply with all provisions of insurance policies required pursuant to Section 15 hereof, and with the provisions of all Permitted Liens and all contracts, agreements, instruments and restrictions existing at the commencement of this Master Lease or thereafter suffered or permitted by Lessee, affecting the Leased Properties or any part thereof or the ownership, occupancy, use, operation or possession thereof except where, other than in the case of insurance (for which the following exception shall not apply), such failure to so perform and comply will not have a material and adverse effect on the operations of the Leased Properties by Lessee or the utility, fair market value or useful life of any Leased Property. Lessee shall at all times comply with the terms of and perform its obligations under any assignment to Trustee of this Master Lease and any consent of Lessee to such assignment.

         Notwithstanding the foregoing provisions of this Section 14 and so long as no Lease Default or Lease Event of Default shall have occurred, Lessee shall have the right to contest, any order or other direction issued by any Governmental Authority in accordance with Section 8(b).

Section 15.          Insurance and Casualty.

         (a) So long as this Master Lease is in effect, Lessee shall maintain at its sole cost and expense, and provide satisfactory evidence thereof to Owner on an annual basis (or at such other times when renewed), the following insurance coverages in such amounts and with such deductibles as follows:

                   (i) Professional liability insurance in an amount at least equal to $1,000,000.00 per occurrence and $1,000,000.00 in the aggregate, on an "occurrence" basis covering each of the Assisted Living Facilities and the activities conducted therein. The deductible for such coverage shall not exceed $25,000;

                  (ii) General liability insurance in an amount at lease equal to $1,000,000.00 per occurrence and $1,000,000.00 in the aggregate, covering each of the Assisted Living Facility and the activities conducted therein. The deductible for such coverage shall not exceed $25,000;

                 (iii) Umbrella insurance covering professional liability umbrella coverage attaching at each of the above-referenced limits of coverage, and having a limit each occurrence and in the aggregate of $20,000,000 and additional excess liability coverage with limits of $30,000,000;

                  (iv) "Allrisk" coverage on the Improvements, Equipment and Inventory in an amount not less than the replacement cost thereof, insuring against such potential causes of loss as shall be required by Owner, including but not limited to loss or damage from wind, fire, hail, lightening, ice, earthquake, subsidence, boiler and machinery and sprinkler leakage. The permitted deductibles for the foregoing coverages shall be as follows: earthquake, not to exceed the greater of $100,000 or five percent (5%) of insured value; windstorm, not to exceed $25,000, except with respect to Leased Properties located in the State of Florida, as to which the aggregate deductible applicable to all such Leased Properties shall not exceed $200,000;

                   (v) Business interruption insurance (including rental value if any portion of any Leased Property or any Assisted Living Facility is leased in whole or part) equal to not less than twelve (12) months estimated gross lost profits and continuing Operating Expenses;

                  (vi) Workers' compensation and employers' liability insurance as required by the laws of the state where each Leased Property is located;

                 (vii) If and to the extent that Lessee should engage in any material modification, alteration or construction on or with respect to any of the Leased Properties, builder's risk insurance (under the all risk completed value form) for the applicable Improvements in an amount acceptable to Owner and including "soft" costs;

                (viii) "Ordinance and law" coverage for each of the Leased Properties and Assisted Living Facilities based on risks related to reconstruction limitations under governing laws and ordinances, in amounts acceptable to the Owner.

                  (ix) "Difference in conditions" insurance including flood, earthquake and earthquake sprinkler leakage with a limit of $25,000,000 per occurrence and deductibles not to exceed $25,000; and

                   (x) Automobile liability insurance coverage with a limit at least equal to $1,000,000 per occurrence, no aggregate limit.

         The insurance coverages required under Section 15(a)(iv) may be effected under a blanket policy or policies covering the Leased Properties and other property and assets not constituting part of the Leased Properties; provided that such certificates of insurance evidencing the coverage required herein shall specify any sublimits in such blanket policy applicable to the Leased Properties, which amounts shall not be less than the amounts required pursuant to Section 15(a)(iv) and which shall in any case comply in all other respects with the requirements of this Section 15.

         In connection with Lessee's or Guarantor's annual insurance review (which shall occur at least one time every 12 calendar months), Lessee shall be required to engage an Insurance Consultant (defined below) to undertake a review of Lessee's then existing insurance coverage in light of then current industry standards for hospital or health care services of the type similar to that in which Lessee is then currently engaged and based upon such review, Lessee shall either increase the amount of its coverages to meet such industry standards or shall be permitted to make reasonable modifications to the amounts and deductibles under the insurance coverages required to be maintained under this Section 15(a) provided that (A) prior to making any modification to any insurance coverage, Lessee shall deliver to Owner, Noteholder and Trustee a certificate of an Insurance Consultant or Insurance Consultants (hereinafter defined) indicating that the insurance coverages as proposed to be maintained are: (1) reasonable based on then prevailing insurance industry market conditions, (2) customary for corporations engaged in the same or similar activities as Lessee and (3) adequate to protect the Leased Properties and the operations thereof and (B) Owner, Trustee and Noteholder shall have delivered its prior written approval of such coverages, amounts and deductibles. In any event, in connection with any such insurance review by such Insurance Consultant, such Insurance Consultant shall deliver to Owner, Noteholder and Surety a letter to the effect that Lessee's insurance coverages meet the requirements of the Transaction Documents as modified by any modification approved pursuant to this Section 15. "Insurance Consultant" means a Person who in the case of an individual is not an employee or officer of Guarantor, Lessee or any Affiliate thereof and which, in the case of a corporation or other business entity, is not an Affiliate of Guarantor or Lessee, appointed by Lessee and reasonably satisfactory to Owner, Noteholder and Trustee, qualified to survey risks and to recommend insurance coverage for hospital or health care facilities and services of the type involved, and having a favorable reputation for skill and experience in such surveys and such recommendations, and which may include a broker or agent with whom Lessee transacts business.

         (b) Each of the policies described in Sections 15(a)(i), (ii), (iii),
(viii) and (xi) shall name

Owner, Trustee, Equity Investor, Noteholder and Surety as an additional insured, and the policies described in Sections 15(a)(iv)-(vii), (ix) and (x) shall name Trustee for the benefit of the Beneficiaries as mortgagee and loss payee under a standard noncontributory mortgagee and loss payable clause so long as the Trust Agreement remains in effect, and thereafter Owner shall be mortgagee and loss payee, and shall provide that Owner and Trustee shall receive not less than thirty (30) days written notice prior to cancellation. The proceeds of any of the policies described in Sections 15(a)(ii)-(x) hereof shall be payable by check payable to Trustee, delivered to Trustee, and such proceeds shall be applied by Trustee, at its option in accordance with the Trust Agreement, either (i) to the payment of the applicable Lease Balance (without premium) and related amounts pursuant to Section 15(g) below, or (ii) to the repair and/or restoration of the affected Leased Property and Inventory damaged or taken. Provided that no Lease Event of Default or Springing Lock Box Event has occurred and is continuing, proceeds paid under the policies described in Section 15(a)(vi) shall be made available to Lessee to be applied in accordance with the Flow of Funds Agreement. Each of the policies described in Sections 15(a)(iii), (iv), (v) and (vii) hereof, as of the Closing Date, must be written by an insurer or insurers each having a rating of A- or better from Standard & Poor's (provided, however, that within six (6) months after the Closing Date, such policies must be written by insurers having ratings of A or better from Standard & Poor's) and a Best rating of A- or better and otherwise reasonably acceptable to Noteholder and the remaining coverages shall be provided by insurers reasonably acceptable to Owner. If Lessee shall fail to cause the insurance policies described in Sections 15(a)(iii), (iv), (v) and
(vii) to be written by insurers having ratings of A or better from Standard & Poor's within six (6) months after the Closing Date (which condition may be satisfied by means of reinsurance arrangements acceptable to Owner in its sole discretion), such failure shall constitute a Lease Event of Default hereunder. Notwithstanding the foregoing, Lessee may collect insurance proceeds paid under the policies described in Sections 15(a)(iv), (v) and (vii)-(x) above in connection with claims not in excess of Two Hundred Fifty Thousand Dollars ($250,000) (the "Casualty Amount"), or in the event that such proceeds are collected by Owner, Noteholder or Trustee same shall be paid over to Lessee (without application of the conditions of Section 15(c) below), provided that
(i) no Lease Default or Lease Event of Default shall have occurred and be continuing, (ii) Lessee gives notice to Owner, Noteholder and Trustee of the related fire or casualty within ten (10) Business Days after the occurrence thereof (which notice shall include Lessee's good faith estimate of the amount of the damage to the affected Assisted Living Facility) and (iii) Lessee applies such proceeds to the repair and/or restoration of the Leased Property and Inventory damaged in accordance with the terms and conditions hereof.

         (c) Trustee shall make the net proceeds of insurance (after payment of Owner's, Noteholder's (and/or Trustee's) reasonable costs and expenses) available to Lessee for Lessee's repair, restoration and replacement of the Leased Property and Inventory damaged on the following terms and subject to satisfaction in Owner's and Trustee's discretion, of each of the following conditions:

                   (i) At the time of such loss or damage and at all times thereafter while Trustee is holding any portion of such proceeds, there shall exist no Lease Default or Lease Event of Default;

                  (ii) Owner and Trustee determine that the applicable Leased Property and

         Inventory for which loss or damage has resulted shall be capable of being restored to its preexisting condition and utility, in all material respects and in compliance with all applicable zoning, building and other laws and codes with a value equal to or greater than that which existed prior to such loss or damage ("Pre-existing Condition"), there will be sufficient funds to so restore such Leased Property and Inventory and such restoration shall be capable of being completed prior to the expiration of business interruption insurance as determined by an independent inspector;

                 (iii) Owner and Trustee determine that Operating Revenues from the Assisted Living Facilities, after restoration and repair of the affected Leased Property and Inventory to the Pre-existing Condition and expiration of such stabilization period acceptable to Owner and Noteholder (or Trustee), will be sufficient to meet all operating costs and other expenses, payments for reserves and loan repayment obligations (including any obligations under any permitted subordinate financing) relating to the Assisted Living Facilities and maintain an LCR at least equal to (A) that existing at the date of this Master Lease for casualties occurring during the first eighteen (18) months of the Term and (B) 1.4:1 for casualties occurring thereafter;

                  (iv) restoration and repair of the affected Leased Property and Inventory to the Pre-existing Condition will be completed within one year of the date of the loss or casualty to such Leased Property and Inventory, but in no event later than six months prior to the Lease Term Expiration Date;

                   (v) less than fifty (50%) percent of the total floor area of the Improvements of the affected Leased Property has been damaged or destroyed or rendered unusable as a result of such fire or casualty;

                  (vi) Within thirty (30) days following the date of such loss or damage, Lessee shall have given Owner, Noteholder and Trustee written notice of its desire to have such proceeds applied for purposes of restoration; and

                 (vii) Within sixty (60) days following the date of notice under the preceding subsection 15(c)(vi), Lessee shall have provided to Owner, Noteholder and Trustee all of the following:

                            (A) complete plans and specifications, satisfactory
                  to Owner, Noteholder, and/or Trustee for restoration, repair and replacement of the Leased Property and Inventory damage to their Pre-existing Condition;

                            (B) if the loss or damage exceeds the Casualty
                  Amount, a duly executed fixed-price or guaranteed maximum cost construction contract together with a performance bond insuring completion of the work in accordance with such plans and specifications;

                            (C) a certificate of insurance evidencing builder's
                  risk insurance in such amounts as are reasonably satisfactory to Owner, Noteholder and/or Trustee and naming Trustee, for the benefit of the parties to the Trust Agreement, as loss payee;

                            (D) Such additional funds as are required below;
                  and

                            (E) Copies of all Permits necessary to complete
                  such work in accordance with the plans and specifications.

         (d) If Owner or, so long as the Trust Agreement remains in effect, Trustee elects to make the insurance proceeds or Condemnation awards available for the restoration and repair of the affected Leased Property and Inventory in accordance with the foregoing conditions, Lessee agrees that, if at any time during the restoration and repair, the cost of completing such restoration and repair, as determined by Owner or Trustee, exceeds the undisbursed insurance proceeds or Condemnation awards, Lessee shall, immediately upon demand by Owner or Trustee, deposit the amount of such excess with Trustee, and Trustee shall first disburse such deposit to pay for the costs of such restoration and repair on the same terms and conditions as the insurance proceeds or Condemnation awards are disbursed. If Lessee deposits such excess with Trustee and if, after completion of the restoration or repair, any funds remain from the combination of insurance proceeds and the funds so deposited with Trustee by Lessee, and if no Lease Default or Lease Event of Default shall have occurred and be continuing, then Trustee shall disburse to Lessee such remaining funds provided that Trustee shall not be obligated to disburse any amount in excess of the amount that Lessee shall have so deposited.

         (e) If the insurance proceeds or Condemnation awards are held by Trustee to reimburse Lessee for the cost of restoration and repair of the affected Leased Property and Inventory, Lessee shall restore the affected Leased Property and Inventory to its Pre-existing Condition or other condition as Owner or Trustee may approve in writing, and Lessee shall promptly begin such restoration and at all times thereafter diligently prosecute such restoration to completion. Owner or Trustee may, at Owner's or Trustee's option, condition disbursement of said proceeds or Condemnation awards on Owner's and/or Trustee's approval of such plans and specifications of an architect satisfactory to Owner and/or Trustee, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments; and satisfaction of liens as Owner and/or Trustee may reasonably require. Lessee shall remain liable for the payment of all Rental with respect to the affected Leased Property except as provided in Section 15(g) hereof. Any amount of insurance proceeds remaining in Trustee's possession after full and final payment and discharge of all obligations of Lessee under the Transaction Documents shall be refunded to Lessee or otherwise paid in accordance with applicable law. If any Leased Property and Inventory is sold at foreclosure or if Trustee or any Beneficiary acquires title to any Leased Property and Inventory, Trustee or such Beneficiary, as applicable, shall have all of the right, title and interest of Lessee in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to, or Condemnation awards from any Condemnation affecting such Leased Property and Inventory prior to, or Condemnation awards from any Condemnation affecting such sale or acquisition.

         (f) All building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds shall become the property of Owner and shall be subject to this Master Lease and the relevant Lease Supplement, and Trustee shall have a first lien and security interest in all such building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds, and Owner and Lessee shall execute and deliver, at Lessee's expense, such mortgage, deed of trust, security agreements, financing statements and other instruments as Trustee shall request to create, evidence, or perfect such lien and security interest; and

         (g) In the event and to the extent such insurance proceeds or Condemnation awards are not required or used for the repair, restoration and replacement of the affected Leased Property and Inventory for which a loss or damage has occurred or affected by a Condemnation, or in the event Lessee is not entitled to or does not timely make the election to have insurance proceeds or Condemnation awards applied or Condemnation awards to the restoration of such Leased Property or Inventory, or, having made such election, fail to timely comply with the terms and conditions set forth herein, or, if the conditions set forth herein for such application are otherwise not satisfied, then (subject to the terms of the Trust Agreement, if applicable) Owner, if required by Trustee, shall be entitled on any Rent Payment Date designated by Trustee without notice to or consent from Lessee, to cause Trustee to apply such proceeds, or the balance thereof, at Trustee's direction either

         (i) to the payment of the following amounts applicable to the affected Leased Property in accordance with the Trust Agreement: (A) all unpaid Base Rental and Contingent Surety Rental, (B) all Additional Rental then or thereby accrued or incurred, (C) the Lease Balance, (D) the applicable Property Discounted Termination Premium and Property Discounted Future Base Surety Premium, and (E) all other amounts due and owing under the Transaction Documents, and if such insurance proceeds are insufficient to pay the amounts set forth above, Lessee shall on such Rent Payment Date pay to Owner an amount equal to the shortfall and upon payment in full of the amounts set forth above, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, this Master Lease with respect to the affected Leased Property shall terminate and Owner shall convey such Leased Property to Lessee pursuant to an Owner's Conveyance; provided that if such proceeds or Condemnation awards, when combined with Lessee's payment described above, are insufficient to repay the Equity Balance, unless Trustee takes action with respect to such non-payment such failure to repay the Equity Balance shall constitute a Tolling Default and Lessee shall continue to pay Owner Base Rental with respect to the affected Leased Property notwithstanding the termination of this Master Lease with respect to such Leased Property, and provided further that if the Equity Balance is repaid, Lessee will deposit with Trustee into the I and C Account an amount equal to such Equity Balance as cash collateral for Lessee's obligations under the Transaction Documents; or

        (ii) to the repair, restoration and/or replacement of all or any part of such Leased Property and Inventory for which a loss or damage has occurred. Whether or not such insurance proceeds or Condemnation awards are sufficient to pay for the costs of such restoration, Lessee must rebuild to the Pre-existing Condition or such other condition as Owner and Trustee may approve in writing.

         (h) Lessee hereby appoints Trustee, so long as the Trust Agreement remains in effect, and thereafter Owner, attorneyinfact to cause the issuance of or an endorsement of any insurance policy to bring Lessee into compliance herewith and, as limited above, at Owner's or Trustee's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Owner, Noteholder or Trustee be liable for failure to collect any amounts payable under any insurance policy.

         (i) (1) Lessee shall notify Owner and Trustee promptly after it has knowledge of the commencement or threat of any action or proceeding relating to any condemnation or other taking or conveyance in lieu thereof of all or any part of a Leased Property, whether direct or indirect (a "Condemnation"). Lessee shall appear in and prosecute or defend any proceeding relating to any Condemnation unless otherwise directed by Owner or Trustee in writing. Lessee authorizes and appoints Trustee, so long as the Trust Agreement remains in effect, and thereafter Owner, as attorney-in-fact for Lessee to commence, appear in and prosecute, in Lessee's or such Person's name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this
Section 15(i) shall require Owner, Noteholder or Trustee to incur any expense or take any action with respect to any Condemnation. Lessee hereby transfers and assigns to Trustee for the benefit of the Beneficiaries all right, title and interest of Lessee in and to any award or payment with respect to (i) any Condemnation, and (ii) any damage to a Leased Property caused by governmental action that does not result in a Condemnation.

         (2) Owner agrees that Trustee shall make the net amount of such awards or proceeds (after deducting reasonable costs and expenses incurred by Owner, Noteholder and Trustee) from a partial (but not total) Condemnation of any Leased Property available to Lessee for the restoration or repair of such Leased Property subject to satisfaction in Owner's (and/or Noteholder's or Trustee's) discretion of each of the conditions set forth in Section 15(c); except that for purposes of this Section 15(i) all references in Section 15(c) to: (A) "Pre-existing Condition" shall be deemed to mean the restoration and/or repair of such Leased Property to an economically viable whole, in compliance with all applicable zoning, building and other laws and codes and (B) damage or destruction shall be deemed to mean the taking of any portion of such Leased Property pursuant to the Condemnation. Notwithstanding the foregoing, the net proceeds of any award from a Condemnation affecting all or substantially all of a Leased Property shall be applied as provided in Section 15(g). Unless Noteholder in its sole discretion otherwise agrees in writing, any application of any awards or proceeds shall not affect the obligation of Lessee to pay Loan Base Rental for the affected Leased Property. Lessee agrees to execute such further evidence of assignment of any awards or proceeds from any Condemnation as Owner or Trustee may require.

Section 16.          [Intentionally Reserved].

Section 17.          Additions and Improvements; Removal.

         Lessee shall at its own expense make additions or improvements to the Leased Properties which are required by Legal Requirements or necessary to repair or maintain the Leased

Properties in the condition required by this Master Lease. Lessee shall not alter (except in accordance with the terms of the Trust Agreement or the Mortgages) or change the use of any Leased Property in any material respect or enter into any management agreement for any Leased Property other than the Management Agreements or except as expressly hereinafter provided enter into any operating lease for any Assisted Living Facility (other than the Master Lease, the Joint Venture Subleases and the Licensing Subleases), unless Lessee first notifies Owner and Trustee and provides Owner and Trustee a copy of the proposed lease agreement or management agreement, obtains Owner's and Trustee's written consent thereto, which consent may be withheld in Owner's and Trustee's sole and absolute discretion, and obtains and provides Owner and Trustee with subordination agreements in form satisfactory to Owner and Trustee, as determined by Owner and Trustee in Owner's and Trustee's sole and absolute discretion, from (i) such manager pursuant to which such manager shall agree that, upon an Event of Default under the Loan Agreement or a Lease Event of Default, Trustee may terminate such management agreement and/or (ii) such lessee pursuant to which such lessee shall subordinate its rights to all rights of Owner and Trustee. Notwithstanding the foregoing, Lessee may (without obtaining Owner's or Trustee's consent pursuant to the foregoing (but upon at least ten (10) Business Days prior written notice to Owner and Trustee)), make alterations or improvements (collectively, "Alterations") to any Assisted Living Facility of 60 beds or less provided that the cost of any such Alterations individually, or in the aggregate for any 12-month period, does not exceed $100,000 and to any Assisted Living Facility of more than 60 beds provided that the cost of any such Alterations individually, or in the aggregate for any 12-month period, does not exceed $250,000. Each such improvement (and all fixtures and equipment included as a part thereof) shall be deemed a part of the Leased Properties and become part of Owner's property; provided that if Lessee returns the Leased Properties to Owner in accordance with the provisions of Section 35, and no Lease Event of Default is then existing, Lessee may remove, at the expiration of the Term, all equipment and personal property placed or installed in or upon the Leased Properties by Lessee or under its authority, other than equipment or personal property (i) financed with Loans or Equity Advances or any replacements for such equipment or personal property, (ii) which are required by applicable Legal Requirements, or (iii) which cannot be readily removed from a Leased Property without (x) causing damage to such Leased Property which cannot be readily repaired or (y) materially impairing the value of such Leased Property; provided further that Lessee shall repair any damage to such Leased Property resulting from such removal.

Section 18.          Right Of Entry.

         Representatives of the Owner, Trustee, Noteholder and Surety shall have the right to enter upon the Leased Properties and, subject to the residents' rights of privacy and legal requirements with respect to confidentiality of records (i) to review and copy Lessee's records regarding the Leased Properties) at reasonable times during business hours and (ii) to inspect the same (including, without limitation, the use of photographic and video equipment) for any purpose connected with the rights or obligations of the parties under this Master Lease. Provided that no Lease Default or Lease Event of Default has occurred, such party shall give the Lessee reasonable advance notice of its intent to enter any Leased Property, and shall be accompanied by a representative of Lessee at all times. If a Lease Default or Lease Event of Default shall have occurred and be continuing, any such entry or inspection shall be at the cost and expense of Lessee.

Section 19.          Assignments and Subleasing.

         (a) By Lessee. Except as otherwise expressly set forth below, lessee shall not, without the prior written consent of owner in each instance, sublease or otherwise relinquish possession of any leased property or any part thereof, or assign, transfer, mortgage or encumber its rights, interests or obligations hereunder, to any person and any such attempted sublease, relinquishment, assignment, transfer or encumbering by lessee shall be null and void; provided, however, that Lessee shall have the right to enter into Residency Agreements without Owner's or Trustee's consent provided that such Residency Agreements are substantially in the applicable form delivered on the Closing Date. Lessee shall not merge or consolidate with any other Person or make any Disposition.

         Notwithstanding the foregoing, Lessee may (i) enter into the Joint Venture Subleases (as to any future Joint Venture Subleases, in substantially the form of those entered into on the Closing Date) or, if required by applicable law, Licensing Subleases substantially in the form delivered on the Closing Date, and (ii) sublet any portion of any Leased Property at any time, for all or any portion of the remaining Term pursuant to a sublease which is not a material sublease; provided, however that as to subleases other than (x) Joint Venture Subleases (as to which clause (ii) below shall not apply) and (y) monthtomonth subleases (as to which clauses (iv) and (v) below shall not apply), the following conditions are met:

         (i) Lessee remains primarily liable hereunder (as a principal and not as a surety), and the Guaranty of Guarantor continues in effect, or Guarantor becomes primarily liable under this Master Lease (as a principal and not as a surety), (ii) Lessee certifies in writing to Owner and Trustee, in advance of such sublease or assignment, that such sublease or assignment does not materially adversely affect the value of any Leased Property, and such certification is satisfactory to the Owner and Trustee in their sole and absolute discretion; (iii) the proposed sublease provides that it terminates no later than the day prior to the Lease Term Expiration Date or provides that if it extends beyond the Lease Term Expiration Date and the Lessee does not exercise its option to purchase the Leased Properties at the end of the Term, such sublease shall automatically terminate on the Lease Term Expiration Date,
(iv) the sublease expressly states that it is subject and subordinate to this Master Lease, and shall be subject to termination by Owner or its Assignee upon the occurrence of a Lease Event of Default, (v) the proposed sublease contains provisions regarding use, Lien lifting, maintenance, insurance, additions and improvements, right of entry, environmental matters, repossession after default and further assurances all in favor of the Lessee, as sublessor under the proposed sublease, which are, in the reasonable determination of the Owner, no less favorable to the Lessee, as sublessor, than the corresponding provisions of this Master Lease are to the Owner, (vi) the Lessee will execute and deliver any documents and instruments and take any actions reasonably required by Owner to collaterally assign the Lessee's interest in and rights under the sublease to the Owner, and (vii) Lessee notifies the Owner and Trustee in writing of the sublease and delivers an executed copy thereof to Owner and Trustee.

         Lessee shall not amend any Joint Venture Sublease without the prior written consent of Owner, Noteholder and Surety.

         (b) By Owner. This Master Lease and all Base Rental, Contingent Surety Rental,

Additional Rental (except for the Excepted Rights) and Termination
Rental due and to become due hereunder is being contemporaneously assigned by Owner to Trustee for the benefit of the Beneficiaries, and Owner is contemporaneously herewith granting a security interest in this Master Lease, the Base Rental, Contingent Surety Rental, all Additional Rental (except for the Excepted Rights) and Termination Rental due and to become due hereunder, and shall grant, on the Property Closing Date applicable to each Leased Property, a Mortgage with respect to such Leased Property to the Trustee for the benefit of the Beneficiaries under the applicable Transaction Documents. Lessee and Owner agree that the Base Rental, Contingent Surety Rental, all Additional Rental (other than the Excepted Rights) and Termination Rental shall be paid on behalf of Owner as provided in Section 5(e). Lessee agrees to execute any assignments of leases and rents and other documents that may be reasonably requested by Owner or Trustee to effect, evidence or perfect the security interest of Trustee in the Leased Properties and rents payable with respect thereto. Lessee acknowledges receipt of an executed counterpart of the Loan Agreement, the Reimbursement Agreement and the other Transaction Documents. Any Person to whom any sale, assignment, transfer or grant of security interest is made by Owner that is permitted hereunder is herein called an "Assignee."

         Without limiting the foregoing or any of the provisions of Section 7 hereof, Lessee further acknowledges and agrees that (i) the rights of the Trustee, Surety, Owner, Equity Investor, and Noteholder in and to the sums payable by Lessee under any provision of this Master Lease shall not be subject to any abatement whatsoever and shall not be subject to any defense, set-off, counterclaim or recoupment whatsoever, whether by reason of failure of or defect in Owner's title, or any interruption from whatsoever cause in the use, operation or occupancy of the Leased Properties, or any damage to, loss, destruction, reduction or impairment of the Leased Properties for any reason whatsoever, or by reason of any other indebtedness or liability, howsoever and whenever arising, of Owner to Lessee or to any other Person or for any cause whatsoever, it being the intent hereof that Lessee shall be unconditionally and absolutely obligated to pay on behalf of Owner in accordance with Section 5(e) the Base Rental, Contingent Surety Rental, all Additional Rental (except as to Excepted Rights which remain payable directly to Owner or Equity Investor) and all Termination Rental; (ii) Lessee's covenants, representations and warranties in this Master Lease, the Participation Agreement, and the other Transaction Documents shall be deemed to be made to and for the benefit of Trustee, Surety, Equity Investor and the Noteholder as well as Owner; and (iii) Trustee, Surety and the Noteholder shall be entitled to the benefit of all covenants and obligations to be performed by Lessee under this Master Lease, except Lessee's covenants and obligations relating to Excepted Rights. Notwithstanding the assignment to Trustee, prior to foreclosure of Owner's rights hereunder by Trustee, or the acquisition of title to or possession of the Leased Properties by Trustee, Lessee and Owner acknowledge that all obligations of Owner to Lessee under this Master Lease shall be and remain enforceable by Lessee against, and only against, Owner. If a mortgagee or lender who has taken security in the Leased Properties shall succeed to the rights of the Owner under this Master Lease, whether through possession or foreclosure action, deed in lieu thereof or exercise of power of sale or delivery of a new lease or deed, then at the request of such party so succeeding to Owner's rights ("Successor Owner"), the Lessee shall be deemed to have attorned to and recognized such Successor Owner as the lessor under this Master Lease and the applicable Lease Supplements, and shall promptly execute and deliver any instrument that such Successor Owner may reasonably request to evidence such attornment. Upon such attornment, this Master

Lease and the applicable Lease Supplements shall continue in full force and effect as if it were a direct lease between the Lessee and the Successor Owner, and all of the terms, covenants and conditions of this Master Lease and the applicable Lease Supplements shall remain applicable after such attornment.

Section 20.          Environmental Matters.

         Section 20.1. Prohibited Activities and Conditions. Except for the matters described in Section 20.2, Lessee shall not cause or permit any of the following:

                   (a) The presence, use, generation, Release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials in, on or under any Leased Property;

                   (b) The transportation and disposal of any Hazardous Materials to, from, or across any Leased Property;

                   (c) Any occurrence or condition on any Leased Property or any other property of Lessee, which occurrence or condition is or may be in violation of Environmental Law or give rise to liabilities under Environmental Laws; or

                   (d) Any violation of or noncompliance with the terms of any Environmental Law or any Environmental Permit with respect to any Leased Property, the use or operation of any Leased Property, or any property of Lessee; or

                   (e) The creation of any lien imposed by operation of, or pursuant to, any Environmental Law.

         The matters described in clauses (a) through (e) above are referred to collectively in this Section 20 as "Prohibited Activities and Conditions" and individually as a "Prohibited Activity and Condition."

        Section 20.2. Exclusions. Notwithstanding any other provision of
Section 20.1 to the contrary, Prohibited Activities and Conditions shall not include (a) the safe and lawful use and storage of customary quantities of (1) pre-packaged supplies, medical waste, cleaning materials, petroleum products or other Hazardous Materials which are customarily and lawfully used in the operation and maintenance of comparable assisted living facilities, (2) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of the Assisted Living Facilities; (3) the presence on the Leased Properties of asbestos or asbestos-containing materials where the same are not required under Environmental Law to be removed, encapsulated or otherwise abated or where the same have been encapsulated or otherwise abated in accordance with Environmental Laws and where Lessee has complied with Environmental Law with respect to any O&M Program, notices or warnings required under Environmental Law to be performed or given concerning such asbestos or asbestos-containing materials; (4) petroleum products used in the operation and maintenance of motor vehicles from time to time located on any Leased Property's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Law, and (b) activities normal, customary and lawful in the operation of comparable assisted living facilities and nursing home facilities.

        Section 20.3. Preventive Action. Lessee shall take all appropriate steps (including the inclusion of appropriate provisions in any Subleases approved by Owner and Noteholder which are executed after the date of this Master Lease) to prevent its employees, agents, contractors, tenants and occupants of any of the Assisted Living Facilities from causing or permitting any Prohibited Activities and Conditions.

        Section 20.4. O & M Program Compliance. If an O&M Program or O&M Programs have been established with respect to Hazardous Materials, Lessee shall comply in a timely manner with, and cause all employees, agents, and contractors thereof and any other persons present on the Leased Properties to comply with the applicable O&M Program. All costs of performance of Lessee's obligations under any O&M Program shall be paid by Lessee, and Owner's and Noteholder's out-of-pocket costs incurred in connection with the monitoring and review of any O&M Program and Lessee's performance shall be paid by Lessee upon demand by such Person. Owner and Noteholder shall have the right, but not the obligation, to review and, if Owner or Noteholder so elects, to approve any O&M Program proposed to be established by Lessee.

         Section 20.5.    [Intentionally Reserved].

         Section 20.6. Notice of Certain Events. Lessee shall promptly notify Owner and Noteholder in writing and in reasonable detail of any and all of the following that may occur:

                   (a) Lessee's or Manager's discovery of any Prohibited Activity and Condition.

                   (b) Lessee's or Manager's receipt of or knowledge of any complaint, order, demand, request for information, notice of violation, investigation, testing, proposed testing or other communication from any Governmental Authority or other Person with regard to present, or future alleged Prohibited Activities and Conditions or any other environmental, health or safety matters affecting any Leased Property or any other property that is adjacent to any Leased Property.

                   (c) Any representation or warranty in Section 4.33 of the Participation Agreement which becomes untrue at any time after the date of this Master Lease.

         Any such notice given by Lessee shall not relieve Lessee of, or result in waiver of, any obligation under this Master Lease or any of the other Transaction Documents.

        Section 20.7. Costs of Inspection. Lessee shall pay promptly the costs of any environmental inspections, tests or audits required by Owner, Noteholder or Trustee in connection with any foreclosure or deed in lieu of foreclosure, or, if required by Owner, Noteholder or Trustee, as a condition of Owner's, Noteholder's or Trustee's consent to any "Transfer" (as defined in the Mortgages), or required by Owner or Noteholder following a reasonable determination by Owner or Noteholder that Prohibited Activities and Conditions may exist.

        Section 20.8. Remedial Work. If any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work ("Remedial Work") is necessary to comply with any Environmental Law or order of any Governmental Authority that has or acquires jurisdiction over the Leased Properties or the use, operation or improvement of the Leased Properties under any Environmental Law, Lessee shall, by the earlier of (1) the applicable deadline required by Environmental Law or (2) thirty (30) days after notice from Owner or Noteholder demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete such work by the time required by and in accordance with applicable Environmental Law. If Lessee fails to begin on a timely basis or diligently prosecute any required Remedial Work, Owner or Noteholder may, at its option, cause the Remedial Work and any other efforts deemed necessary by Owner or Noteholder in its sole and absolute discretion, to be completed, in which case Lessee shall reimburse Owner or Noteholder on demand for all costs of doing so.

        Section 20.9. Cooperation with Governmental Authorities. Lessee shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity and Condition.

Section 21.          [Intentionally Reserved].

Section 22.          [Intentionally Reserved].

Section 23.          Events of Default.

         The occurrence of any one or more of the following shall constitute a "Lease Event of Default" hereunder:

                   (a) The failure by Lessee to make any payment of Termination Rental when due, or any payment of Base Rental, Contingent Surety Rental or Additional Rental payable pursuant to clauses (i) through
         (iv), inclusive, of Section 5(b) within three (3) days after the same becomes due; or

                   (b) Any failure by Lessee to pay any other Additional Rental within ten (10) days after the same shall become due; or

                   (c) Lessee's failure to deliver or cause to be delivered the financial statements and information set forth in Sections 4.5, 4.7 and 4.8 of the Loan Agreement within the times required when such failure is not cured within twenty (20) days following written notice to Lessee thereof; or

                   (d) Breach or default by Lessee under Sections 3.27, 3.28, 4.4, 4.12, 4.13, 4.14, 4.31, Article V or Article VIII of the Loan Agreement, Sections 19, 29, 30, 31, or 35 of this Master Lease, or by Guarantor under Section 9.5 of the Participation Agreement; or

                   (e) The failure of Lessee or Guarantor properly and timely to perform or observe any covenant or condition set forth in this Master Lease or the other Transaction Documents and not otherwise described elsewhere in this Section 23 and such failure is not fully cured within thirty (30) days after receipt by Lessee or Guarantor of notice of such failure; or, if such failure is not capable of being cured within said thirty (30) day period such failure is not cured within such additional period as may be reasonably required to cure such failure (but in no event to exceed ninety (90) days from the date of notice) provided that Lessee or Guarantor commences such cure within the initial thirty (30) day period and diligently prosecutes same to completion and provided further that, in the case of a failure by Borrower, Lessee, any Sublessee or Manager to obtain any Regulatory Permit in accordance with Section 3.11 of the Loan Agreement, such initial thirty (30) day period shall not be extended for any additional period pursuant to the foregoing if such extension would have a Material Adverse Effect; or

                   (f) The filing by Lessee or Guarantor of a voluntary petition, or the adjudication of any of the aforesaid Persons, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing, in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the mailing of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due; or

                   (g) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Lessee or Guarantor which such petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                   (h)     [Intentionally Reserved];

                   (i) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Lessee or Guarantor pursuant to or in connection with this Master Lease or any other Transaction Document or as an inducement to any party to enter into the transactions contemplated by the Transaction Documents, proves (i) to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Lessee or Guarantor, including a Contingent Obligation or (ii) with respect to financial statements, books and records not to have been prepared in accordance with GAAP or on the date of execution of this Master Lease there shall have been any materially adverse change in any of the acts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed in writing at or prior to the time of such execution; or

                   (j) The failure of Lessee to correct, within the time deadlines set by any applicable Medicare, Medicaid or other applicable reimbursement programs or licensing agency, any deficiency which would result in the following actions by such agency with respect to any Assisted Living Facility:

                            (i) The action by the Medicaid or Medicare
                  programs, any other governmental agency or actor, or any other third party payer to suspend or offset an amount of more than $250,000 to recoup overpayments or recover improper payments;

                           (ii) an involuntary termination of any Reimbursement
                  Contract representing more than $2,000,000 of annual Operating Revenues or any Regulatory Permit; or

                          (iii) a ban on new admissions generally or any ban of
                  thirty (30) days or more on admission of patients otherwise qualifying for Medicaid or Medicare coverage or other reimbursement; or

                   (k) Lessee, any Sublessee or Manager (in its capacity as Manager of any Assisted Living Facility) or any Assisted Living Facility shall be finally assessed fines or penalties by any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such Persons or the Assisted Living Facilities in excess of $25,000 for a single Assisted Living Facility or $150,000 in the aggregate for all Assisted Living Facilities during any calendar year (which fines or penalties are not paid on a timely basis), or Lessee, any Sublessee or Manager (in its capacity as Manager of any Assisted Living Facility) or any Assisted Living Facility should agree to pay in lieu of such fines or penalties an amount in settlement of any action to any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such Persons or the Assisted Living Facilities in excess of $25,000 as related to a single Assisted Living Facility or $150,000 in the aggregate for all Assisted Living Facilities during any calendar year (which settlement is not paid on a timely basis); or

                   (l) A final judgment in excess of $100,000 (individually or in the aggregate) shall be rendered by a court of law or equity against Lessee, Guarantor or Manager or any of their respective assets, and the same shall remain undischarged for a period of thirty
         (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and such Lessee,

         Guarantor or Manager, as the case may be, has established reserves adequate for payment in the event such Person is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Owner and Noteholder; or

                   (m) if any provision of any organizational documents affecting the purpose for which Lessee is formed is amended or modified in any manner which is reasonably likely to result in a Material Adverse Effect on the Loan, the Equity Investment or the security therefor, or if Lessee or any member or shareholder of Lessee fails to perform or enforce the provisions of any organizational documents in a manner that is reasonably likely to result in a Material Adverse Effect on the Loan, the Equity Investment or security therefor; or

                   (n) The occurrence of an "Event of Default" relating to Lessee or Guarantor as that term is defined in the Trust Agreement or the Loan Agreement; or

                   (o) Any dissolution or attempted dissolution of Lessee or Guarantor; or

                   (p) The occurrence of a Downgrade Surety Default which results in the S&P Rating of the Surety or the Backstop Insurer being downgraded below Investment Grade or being withdrawn or Qualified (any such Downgrade Surety Default or withdrawal or Qualification an "Investment Grade Downgrade"):

                   (i) on or before the second (2nd) anniversary of the Closing Date, if the Net Operating Income from the Leased Properties for the preceding twelve (12) calendar months (or the period from the Closing Date to the last day of the calendar month preceding the occurrence of such Investment Grade Downgrade, if less than twelve (12) months), shall be less than the projected net operating income from the Leased Properties for such period as set forth in Schedule 4.10 of the Loan Agreement, unless within ten (10) Business Days after Lessee receives notice of the occurrence of such Investment Grade Downgrade, Lessee delivers to Trustee for deposit into the Additional Reserve Account under Article 3 of the Trust Agreement the sum of $10,000,000; or

                  (ii) at any time after the second (2nd) anniversary of the Closing Date, if Lessee has not achieved a DSCR of at least 1.40:1.00 for the trailing twelve (12) calendar months; or

                  (q) The existence of any other Surety Default (other than a Downgrade Surety Default); or

                  (r) Any of the Transaction Documents to which Lessee or Guarantor is a party for any reason ceases to be in full force and effect or is declared to be null and void, or Lessee or Guarantor denies that it has any further liability (as distinguished from denial of the existence of a Lease Default or Lease Event of Default) under any Transaction Documents to which it is party, or gives notice to such effect; or

                   (s) Lessee or Sublessee is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than 30 days; or

                   (t) (i) Lessee or Guarantor shall default in the payment when due of any payment obligation under Indebtedness with an outstanding principal balance in excess of $1 million or under any lease agreement involving payment of rent in an aggregate amount in excess of $1 million, in either case, now existing or hereafter entered into by Lessee or Guarantor (any such Indebtedness or lease obligations, "Material Indebtedness"), which default shall continue after the expiration of any applicable notice or cure periods therein provided, or (ii) the acceleration of any Material Indebtedness (or termination of any lease evidencing Material Indebtedness).

         Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Owner is prevented from declaring a Lease Event of Default by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice. The provisions of paragraph (e) above do not provide a cure for Lease Events of Default under other paragraphs of this
Section 23.

Section 24.          Remedies Upon Default.

         A Lease Event of Default with respect to one Leased Property shall constitute a Lease Event of Default with respect to all Leased Properties. Upon the occurrence and during the continuance of a Lease Event of Default, the Owner may exercise one or more of the following remedies with respect to any or all of the Leased Properties:

         (a) The Owner may take action at law or in equity to collect any payments then due or thereafter to become due under this Master Lease or any Lease Supplement or any other Transaction Document, or to enforce performance and observance of any term, covenant or condition of this Master Lease or any Lease Supplement or any other Transaction Document applicable to Lessee.

         (b) The Owner may, in addition to or in lieu of taking such action at law or in equity as it may otherwise be entitled to, terminate the leasehold estate created hereby by giving Lessee not less than ten (10) days' prior written notice of the date Owner elects to make such termination effective (such notice period is referred to as the "Standstill Period") and, subject to the Lessee's rights under Section 24(e) below, the Owner may upon or after the completion of the Standstill Period repossess the Leased Properties without further notice, and without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used to demand, sue for or collect arrears of Base Rental, Contingent Surety Rental, Additional Rental and Termination Rental and any other accrued obligations of Lessee under this Master Lease, the applicable Lease Supplement or any other Transaction Document, and Lessee hereby waives all statutory rights (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived); provided, however, that if the Term then in effect would otherwise expire during said Standstill Period, the Standstill Period shall end on the Lease Term Expiration Date. In calculating the amount of any deficiency for which Lessee shall be liable hereunder, there shall be included, in addition to Base Rental, Contingent Surety Rental, Additional Rental and Termination Rental, the value of all other amounts and obligations agreed to be paid or performed by Lessee under this Master Lease and the other Transaction Documents. In calculating the amounts to be paid by Lessee pursuant to the foregoing sentence, there shall also be included all of the Owner's or Trustee's reasonable expenses in connection with any sale or reletting of each Leased Property, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing such Leased Property for such sale or reletting, it being agreed by Lessee that the Owner may, but shall not be obligated to, (A) relet the Leased Properties or any other portion thereof for a term or terms which may at the Owner's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term then in effect and may grant such concessions and free rent as the Owner in its reasonable judgment considers advisable or necessary to relet the same, or (B) make such alterations, repairs and decorations in or to the Leased Property as the Owner in its reasonable judgment considers advisable or necessary to sell or relet the same Leased Property. No action of the Owner in accordance with the foregoing or failure to sell or relet or to collect rent upon reletting shall operate or be construed to release or reduce Lessee's liability hereunder.

         (c) Whether or not Owner shall have exercised, or shall thereafter at any time exercise, any of its rights under subsection (a) or (b) above with respect to the Leased Properties (but subject to Lessee's rights set forth in Section 24(e) hereof), Owner, by written notice to Lessee specifying a payment date, may demand that Lessee pay to Owner, and Lessee shall pay to Owner, on the payment date specified in such notice (the "Liquidated Damage Payment Date") which shall not be earlier than the end of the Standstill Period and shall not be later than the end of the Term, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Base Rental and Contingent Surety Rental due for the Leased Properties for any Rental Period commencing after the Liquidated Damage Payment Date and in lieu of the exercise by Owner of its remedies under subsection (b) above in the case of a reletting of the Leased Properties or with respect to a sale of the Leased Properties and in lieu of all other remedies or compensation for failure to recover the Lease Balances and/or the End of Term Adjustment), the sum, as of the Liquidated Damage Payment Date, of (i) all unpaid Base Rental and Contingent Surety Rental, (ii) all unpaid Additional Rental, (iii) the Aggregate Lease Balance, plus the Discounted Termination Premium and Discounted Future Base Surety Premiums, (iv) the Prepayment Consideration due and payable on the Note and (v) all other amounts due under the Transaction Documents, and, on payment of all such amounts, Owner shall convey the Leased Properties to Lessee as an Owner's Conveyance as provided in Section 32 below.

         (d) Owner may exercise any other right or remedy which may be available to it under applicable law (including, without limitation, the right to foreclose the Lien of this Master Lease as a mortgage or to exercise any permitted power of sale as if this Master Lease were a deed of trust and the right to obtain the appointment of a receiver without notice to Lessee) or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Master Lease or any Lease Supplement. The remedies herein conferred upon and reserved to the Owner are not intended to be exclusive of any other available remedy or remedies which the Owner may have at law or in equity, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Master Lease or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Lease Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Owner to exercise any remedy reserved to it in this Section, it shall not be necessary to give any notice, other than such notice as may be required in this Section.

         In addition, Lessee shall be liable for all costs and expenses, including without limiting the generality of the foregoing, reasonable attorney's fees, incurred by Owner, Equity Investor or any Assignee (including Trustee, Surety and Noteholder) by reason of the occurrence of any Lease Event of Default or the exercise of Owner's remedies with respect thereto, including all costs and expenses incurred in connection with the surrender of the Leased Properties in accordance with Section 35 hereof or in placing the Leased Properties in the condition required by said Section. No express or implied waiver by Owner of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Owner to sell, lease or otherwise use the Leased Properties in mitigation of Owner's damages as set forth in this Section 24 or which may otherwise limit or modify any of Owner's rights and remedies in this Section 24.

         Notwithstanding any provision contained in this Master Lease to the contrary, any and all remedies available to Owner upon the occurrence and continuance of a Lease Event of Default shall survive the termination of this Master Lease.

         (e) If Owner terminates this Master Lease as a result of the existence of a Lease Event of Default and/or notifies the Lessee that it elects to repossess any Leased Property, the Lessee shall be entitled to require the Owner to exercise the remedies set forth in Section 24(c) hereof in lieu of repossessing the Leased Properties, or in lieu of terminating this Master Lease, by delivering to the Owner, at any time during the Standstill Period, written notice of its election to have Owner exercise its remedies under
Section 24(c). Unless the Owner specifies another date as the Liquidated Damage Payment Date pursuant to the notice required under Section 24(c) hereof, the Liquidated Damage Payment Date shall be the first Business Day after the last day of the Standstill Period. The payments due on the Liquidated Damage Payment Date shall be paid to Trustee on behalf of Owner for application pursuant to the Trust Agreement. If no notice of such election by Lessee is received by Owner within the Standstill Period or if Lessee fails to make all payments due on the Liquidated Damage Payment Date, the Owner may pursue any of the remedies set forth in this Section 24 and Lessee shall have no further rights under this
Section 24(e).

Section 25.          Owner's Right to Perform for Lessee.

         If Lessee fails to make any payment of Rental required to be made by it hereunder or fails to obtain the insurance required by Section 15 hereof or to otherwise perform or comply with any of its agreements contained herein, Owner may (but shall not be required) itself, after notice to Lessee (provided that such notice need not be given prior to the payment by Owner of any insurance premiums), make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Owner incurred in connection with such payment or the performance of or compliance with such agreement, together with interest on all such amounts at the Owner Default Rate shall be due and payable by Lessee upon demand by Owner; provided, however, that no such payment, performance or compliance by Owner shall be deemed to cure or waive any Lease Event of Default hereunder.

Section 26.          [Intentionally Reserved].

Section 27.          Further Assurances.

         Lessee will at its own cost and expense promptly and duly execute and deliver to Owner and any Assignee of Owner such other documents and assurances, including, without limitation, such amendments to this Master Lease or the Lease Supplements as may be reasonably required by Owner or by any Assignee of Owner, joinder of any mortgage or deed of trust necessary to encumber Lessee's equitable interests in the Leased Properties and Uniform Commercial Code financing statements and continuation statements, and will take such further action as Owner or any Assignee of Owner may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Master Lease, the Lease Supplements and the other Transaction Documents and to establish and protect the rights and remedies created or intended to be created in favor of Owner, any Assignee of Owner or any other Indemnified Party and their respective rights, title and interests in and to the Leased Properties or portions thereof.

Section 28.          Notices.

         All notices provided for or required under the terms and provisions hereof shall be in writing, and shall be given in the manner and shall be effective as provided in the Participation Agreement.

Section 29.          Lessee's Return and Purchase Options.

         (a) So long as no Tolling Default shall have occurred and no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee may elect to return all, but not less than all, of the Leased Properties by giving the Owner written notice thereof no later than 394 days prior to the last day of the Term, in which case the Leased Properties shall be returned to Owner in accordance with the provisions of Section 35 hereof, and the provisions of Section 31(a) hereof shall apply (unless delivered to a bidder in accordance with Section 30(b) hereof, in which case the provisions of Section 31(b) shall apply). Such notice shall be automatically revoked if Lessee has not delivered, in recordable form, such instruments as Owner shall require to protect Owner's interest in the Leased Properties or to publish notice of or to create, maintain and protect the Lien and security interest intended to be created by this Master Lease in favor of Owner and caused such instruments to be filed in all applicable public offices no later than 367 days prior to the last day of the Term. Owner will collaterally assign such instruments to Trustee (except to the extent, if any, that such instruments relate to Excepted Rights or Excluded Collateral) pursuant to instruments reasonably satisfactory to Trustee. If Lessee has not given written notice of its election to return as provided above Lessee shall have been conclusively deemed to have elected to purchase the Leased Properties on the Lease Term

Expiration Date as provided in Section 29(b) below. The return option election shall automatically be revoked if a Tolling Default has occurred or if there exists a Lease Default, Lease Event of Default or a total casualty or total Condemnation with respect to a Leased Property at any time after the return option is elected or if Lessee fails to comply with each of the terms of Sections 30, 31 and 35 of this Master Lease, and Lessee shall be deemed to have elected to purchase the Leased Properties pursuant to Section 29(b). In connection with any return of the Leased Properties or purchase of the Leased Properties on any date prior to the Maturity Date, Lessee shall pay and perform the obligations of Owner under Section 6 of the Note in accordance therewith and shall take such other actions as Owner shall request to enable Owner to comply with its obligations to Noteholder in connection therewith.

         (b) If this Master Lease shall not have been earlier terminated, Lessee shall have the option to purchase all, but not less than all, of the Leased Properties on any Rent Payment Date after August 1, 2003, or on the Lease Term Expiration Date, for an amount, computed as of such Rent Payment Date, or the Lease Term Expiration Date, as the case may be, equal to the sum of the following amounts: (i) all unpaid Base Rental and Contingent Surety Rental, (ii) all Additional Rental then or thereby accrued or incurred, (iii) the Aggregate Lease Balance, plus the Termination Premium if the purchase is consummated on the Lease Term Expiration Date, or if the purchase is consummated on an earlier date, the Discounted Termination Premium and Discounted Future Base Surety Premiums, (iv) if such purchase occurs prior to the Maturity Date, any amounts required to be paid pursuant to Section 6 of the Note, and (v) all other amounts due and owing under the Transaction Documents. To exercise such purchase option on a Rent Payment Date, Lessee shall give written notice of its intent to purchase at lease ninety (90) days prior to the Rent Payment Date upon which the purchase is to be effected. If Lessee does not elect to return the Leased Properties in accordance with Section 29(a) above as of the end of the Term or if a Tolling Default shall have occurred or a Lease Default or Lease Event of Default shall have occurred and be continuing, the Lessee will be conclusively deemed to have elected to exercise its option to purchase the Leased Properties on the Lease Term Expiration Date pursuant to this Section 29(b). If Lessee is deemed to have exercised such option to purchase, Lessee shall be required to purchase the Leased Properties on the Lease Term Expiration Date by paying on such date the amounts set forth above in this Section 29(b).

Section 30.          Third Party Sale of Leased Properties.

         (a) Remarketing Obligations. If Lessee elects to return all Leased Properties in accordance with Section 29(a) above, then Lessee shall have the obligation during the final three hundred sixty-four (364) days of the Term (the "Remarketing Period"), to use such commercially reasonable efforts as would be made by a self-interested property owner in each respective area where each Leased Property is located to actively market commercial property to obtain bona fide bids for the Leased Properties from prospective purchasers who are financially capable of purchasing the Leased Properties for cash on an as-is, where-is basis, without recourse or warranty, on the terms and conditions set forth in Section 32 hereof applicable to Owner's Conveyances. The Lessee shall be responsible for hiring brokers reasonably acceptable to Owner and promptly upon Owner's request, shall permit inspection of the Leased Properties and any maintenance records relating to the Leased Properties by Owner, Assignee or any potential purchasers, and shall otherwise do all things reasonably necessary to sell and deliver possession of the Leased Properties to any purchaser. All such marketing of the Leased Properties shall be at Lessee's sole cost and expense. The Lessee shall allow the Owner and any potential purchaser access to the Leased Properties for purposes of showing the same. All bids received by Lessee prior to the end of the Term in respect of the Leased Properties, shall be immediately certified to Owner and Trustee in writing, setting forth the amount of such bid and the name and address of the Person or entity submitting such bid. Notwithstanding the foregoing, Owner and Trustee shall have the right, but not the obligation, to seek bids for the Leased Properties during the Remarketing Period.

         (b) Delivery of Leased Property to Third Party Buyer. Not later than the Lease Term Expiration Date, Lessee shall deliver each Leased Property to the bidder, if any, who shall have submitted such highest bid during the Remarketing Period, and Owner shall simultaneously therewith sell (or cause to be sold), its ownership in such Leased Property to such bidder, provided, that Owner shall not be obligated to sell any Leased Property if either (x) all of the conditions set forth in Sections 29(a), 29(b), 30(c), 31(a) and 35 have not been complied with on or before the Lease Term Expiration Date, or (y) the Net Proceeds of Sale of all Leased Properties, when added to all amounts paid by Lessee under Section 31(a) with respect to the Leased Properties, would be less than the sum, as of the date of payment, of the following amounts: (i) all unpaid Base Rental and Contingent Surety Rental, (ii) all unpaid Additional Rental, (iii) the Aggregate Lease Balance, plus the Termination Premium, (iv) if such return occurs prior to the Maturity Date, any amounts required to be paid pursuant to Section 6 of the Note, and (iv) any other amounts due and owing under the Transaction Documents.

         (c) Delivery of Reports. Owner shall have the right in its sole discretion, but not the obligation, to retain a third party as its agent for the purpose of determining compliance of the Lessee with the conditions applicable to a return of the Leased Properties pursuant to Section 35, at Lessee's sole cost and expense. Upon the request of Owner and at Lessee's sole cost and expense, Lessee shall provide Owner with a written report describing in reasonable detail Lessee's efforts during the Remarketing Period to obtain bona fide bids for the purchase of the Leased Properties, including a list of all Persons approached for the purpose of soliciting bids to purchase such Leased Properties.

         (d) Leased Properties Indemnity. In the event that (a) Lessee elects to return the Leased Properties; and (b) after paying the amounts specified in
Section 31(a), the Aggregate Lease Balance shall not have been reduced to zero, then Lessee shall promptly pay over to Owner on the Lease Term Expiration Date the shortfall unless Lessee delivers a report from an appraiser selected by the Owner in form and substance satisfactory to the Owner and Trustee and using approved methods satisfactory to the Owner and Trustee which establishes that the reasons for the actual fair market value of the Leased Properties as of the Lease Term Expiration Date being less than the stabilized value anticipated in the appraisal delivered pursuant to the Participation Agreement was not due to any of the following events, circumstances or conditions, whether or not permitted under this Master Lease: (i) the failure to maintain the Leased Properties as required by this Master Lease and the other Transaction Documents, and in at least as good a condition as it was in on the applicable Property Closing Date, ordinary wear and tear excepted; (ii) the carrying out of or the failure to undertake any modifications, improvements or alterations whether or not permitted pursuant to the Transaction Documents; (iii) the existence of any environmental condition at or affecting the Leased Properties whether or not such condition existed on the applicable Property Closing Date; (v) any defect, exception, easement, restriction or other encumbrance on or title to for the Leased Properties whether or not created or existing on the applicable Property Closing Date; (vi) the dependence of the Leased Properties on any improvement or facility not fully located on the Leased Properties (except for government-provided utilities existing and benefiting the Leased Properties as of the date hereof the benefits of which are lost for reasons other than the fault of Lessee and which could not have been retained through the exercise by Lessee of commercially reasonable efforts to keep such utilities in place); or
(vii) any other cause or condition within the power of Lessee to control or affect other than ordinary wear and tear.

Section 31.          End of Term Adjustment Applicable to Leased Properties.

         (a) If Lessee returns all of the Leased Properties to Owner in accordance with the provisions of Section 29(a), whether or not a third party sale is consummated with respect to such Leased Properties in accordance with
Section 30(b) hereof, then Lessee shall pay to Trustee on behalf of Owner, on the Lease Term Expiration Date, the sum, as of the date of payment, of the following amounts with respect to the Leased Properties:

                   (i)     all unpaid Base Rental and Contingent Surety Rental;

                  (ii) all unpaid Additional Rental (other than Termination Premium);

                 (iii)     with respect to the Capital Lease Properties, either
         (A) the Lease Balances applicable thereto, if all of the Limited Lessee Risk Conditions have been met, or (B) the Lease Balances and Property Termination Premium applicable thereto if all of the Limited Lessee Risk Conditions have not been met;

                  (iv) with respect to the Operating Lease Properties, either (each of (A) and (B) of this subsection (iv) referred to as an "End of Term Adjustment") (A) the Maximum Lessee Risk Amounts then applicable to such Operating Lease Properties, if all of the Limited Lessee Risk Conditions have been met, or (B) the Lease Balances and Property Termination Premium applicable thereto if all of the Limited Lessee Risk Conditions have not been met;

                   (v) if such return occurs prior to the Maturity Date, any amounts required to be paid pursuant to Section 6 of the Note; and

                  (vi) all other amounts, without duplication, due and owing under the Transaction Documents (other than Termination Premium).

If Owner shall then sell the Leased Properties and the Lessee has not paid the sums due to the Owner under this Section 31(a), the total selling price realized from any third party sale of the Leased Properties after the Lease Term Expiration Date shall be retained by the Owner. If at the time of any such sale the Lessee has already paid an amount equal to the sum of the applicable End of Term Adjustment for the Operating Lease Properties and the applicable amount set forth in (iii) above for the Capital Lease Properties, plus any other amounts due hereunder, then the Lessee shall be paid the lesser of (i) the Net Proceeds of Sale or (ii) the sum of the applicable End of Term Adjustment paid by Lessee, and such balance shall be paid to Lessee by way of a refund of rentals. Any Net Proceeds of Sale remaining after the payment to Lessee shall be retained by the Owner.

         (b) This Section 31(b) shall apply only if a sale of all of the Leased Properties to a third party has been consummated on or prior to the Lease Term Expiration Date pursuant to Section 30(b) hereof. If the Net Proceeds of Sale of the Leased Properties, together with the amounts then paid by Lessee pursuant to Section 31(a), exceed the minimum required amount described in the proviso contained in Section 30(b), Owner shall pay to Lessee such excess as an adjustment to the Rental paid or payable under this Master Lease; provided, however, that Owner shall have the right to offset against such adjustment payable by Owner, any other amounts then due and payable from Lessee to Owner, Trustee, Surety, Equity Investor, Noteholder or any other Indemnified Party hereunder or under any other Transaction Documents.

         (c) With respect to any Leased Property returned to Owner and not sold pursuant to Section 30(b) hereof, Lessee shall remain liable for the payment of, and upon the consummation by Owner of the sale of such Leased Properties after the Lease Term Expiration Date, Lessee shall pay or reimburse Owner for the payment of all applicable sales, excise, transfer, recording or other taxes imposed as a result of such sale, and fees and all expenses incurred by Owner as a result of such sale, including, without limitation, expenses incurred in titling and registering the conveyance of Owner's title to such Leased Property, title insurance fees and expenses, survey fees, fees for environmental audits and fees and expenses of counsel, but the Lessee shall not be required to pay or reimburse Owner for any tax based upon or measured solely by Owner's gross, net or taxable income realized upon such sale or any taxes payable in the nature of capital gains, unless any such tax is in lieu of or a substitute for any sales, excise, transfer or recording taxes imposed as a result of a sale of such Leased Property.

Section 32.          Procedure for Owner Conveyance.

         In the event of an Owner's Conveyance with respect to any Leased Property, the terms and conditions of this Section 32 shall apply. On the closing date for such transfer: (a) The Owner shall receive, at a closing where all events described in Sections 32(a) and 32(b) hereof shall occur simultaneously, all Base Rental, Contingent Surety Rental, Additional Rental and Termination Rental then due and payable and unpaid and all other sums due and payable by Lessee under this Master Lease and the other Transaction Documents, at the date of consummation of the transfer, with respect to such Leased Property.

         (b) Each Owner's Conveyance shall be made by quitclaim deed (or such other instrument of conveyance which effects a transfer of the Owner's rights to such Leased Property without warranty of title on the part of the Owner) together with such bills of sale or deeds, or such other instruments as may be appropriate in the circumstances, which shall transfer all of the Owner's right, title and interest in and to such Leased Property to Lessee or third party, as the case may be. Owner's transfer of its ownership in such Leased Property shall be on an as-is, where-is basis, without any representation or warranty, either expressed or implied, as to the design, condition, quality, capacity, merchantability, habitability, durability, suitability or fitness of such Leased Property for any particular purpose, or any other matter concerning such Leased Property or any portion thereof. Lessee and, if applicable, any third party shall waive any claim (including any claim based on strict or absolute liability in tort or infringement) it might have against Owner for any loss, damage (including incidental or consequential damage) or expense caused by such Leased Property or by Lessee's loss of use thereof for any reason whatsoever. Owner shall convey all of its then right, title and interest in and to such Leased Property to Lessee or third party, as the case may be, free and clear of any Owner Liens attributable to it, but other than as to Owner Liens arising through Owner, no representation or warranty shall be made by Owner as to the existence of any other Liens or encumbrances (including other Permitted Liens) on such Leased Property as of the date of sale or any other matter whatsoever.

         (c) The Lessee shall have paid all charges and expenses incident to the transfer of the Leased Property pursuant to an Owner's Conveyance, including, without limitation, all transfer taxes, recording fees, title insurance premiums and federal, state and local taxes arising as a result of such transfer. Lessee shall have paid all fees and expenses of Owner's counsel and Trustee's counsel reasonably incurred by reason of the transfer.

Section 33.          [Intentionally Reserved].

Section 34.          Time of the Essence; Manner of Payment.

         The provisions of this Master Lease and each Lease Supplement requiring the payment by Lessee to the Owner or to any third party, whether such payments are for Base Rental, Contingent Surety Rental, Additional Rental, Termination Rental, or otherwise, are of the essence of this Master Lease, and time is of the essence for any payment and performance of such obligations of Lessee set forth herein.

Section 35.          Return of Leased Properties.

         (a) Upon the expiration or earlier termination of the Term (unless Lessee has purchased the Leased Properties), Lessee will vacate and surrender and deliver possession of the Leased Properties to Owner, subject to the rights of residents under Residency Agreements (which shall be assigned to Owner's designated licensed operator pursuant to an assignment in form and substance satisfactory to Owner), in broom clean condition and in the condition required pursuant to Section 13(a) hereof.

         Lessee shall remove from the Leased Properties on or prior to such expiration or earlier termination of this Master Lease, all personal property, furniture and fixtures (other than equipment and fixtures which form a part of the building systems or which were financed by Loans and Equity Advances or which are required by applicable Legal Requirements, or which cannot be readily removed from the Leased Properties without (x) causing damage to the Leased Properties which cannot be readily repaired or (y) materially impairing the value of the Leased Properties) situated thereon which are not the property of Owner, and shall repair any damage caused by such removal. Property not so removed shall become the property of Owner, and Owner may cause such property to be removed from the Leased Properties and disposed of, and

Lessee shall pay the reasonable cost of any such removal and disposition and of repairing any damage caused by such removal.

         If requested by Owner, Lessee will arrange for the Manager or another qualified operator licensed to operate the Leased Properties on behalf of Owner and will cause the Manager to cooperate with the transition of the Leased Properties from Lessee to Owner, including the provision of consultant and management services, data processing services, accounting services and other administrative and clerical functions. In addition, Lessee shall take all actions requested by Owner to facilitate the transfer of all licenses and permits necessary to operate the Leased Properties to Owner's designated Operator on or prior to the return of the Leased Properties to Owner.

         (b) Except for surrender upon the expiration or earlier termination of the applicable Term in accordance with the terms of this Master Lease, no surrender to Owner of this Master Lease or of the Leased Properties shall be valid or effective unless agreed to and accepted in writing by Owner and any Assignee of Owner.

         (c) Without limiting the generality of the foregoing, upon the surrender and return of the Leased Properties to Owner pursuant to this Section 35, each surrendered Leased Property shall (i) be capable of being immediately utilized by a third-party purchaser or third-party lessee as an assisted living facility and/or nursing home facility, as applicable, without further inspection, construction, repair, replacement, alterations or improvements, licenses, permits, or approvals, except for any of the foregoing required solely by virtue of the change in ownership, use, occupancy or operation of such Leased Property, (ii) be in accordance and compliance with all Legal Requirements and Environmental Law including, without limitation, any of the foregoing required to effect a change in ownership, use or occupancy of such Leased Property other than licensure requirements applicable to the transferee or its operator, (iii) be free and clear of all Liens, other than any Permitted Liens described in clauses (a), (b) and (e) of the definition thereof and Owner Liens.

         Lessee shall have completed all alterations or improvements to such Leased Property which it shall be required or shall have elected to make and shall have completed all repairs and restorations required by Section 15, and there shall be no outstanding contests pursuant to Sections 8(b) or 14 of this Master Lease. Owner shall have the right in its sole discretion, but not the obligation, to retain a third party as its agent for the purpose of determining compliance of the Lessee with the conditions applicable to a return of the Leased Properties pursuant to this Section 35, at Lessee's sole cost and expense.

         (d) On or prior to the date of such surrender and return of any Leased Property, Owner shall have received from Lessee, at Lessee's expense, evidence satisfactory to Owner and each Assignee, of compliance with the provisions of this Section 35, including without limitation, an environmental assessment for such Leased Property addressed to the Owner and otherwise in form and substance satisfactory to Owner and each Assignee or, in lieu of addressing to such parties directly, accompanied by a letter permitting Owner and each Assignee to rely thereon, performed by an independent, licensed professional engineer satisfactory to Owner and each Assignee, and which assessment

          (x) shall be sufficient in scope to determine compliance with the applicable Environmental Law, (y) shall reveal no actual or potential environmental liabilities which cannot be remediated by Lessee as provided in the following clause (z), and (z) if such environmental assessment reveals the need for additional review, Lessee shall have provided such additional information or environmental assessments as are required by Owner and each Assignee and, subject to Section 20 hereof, any remediation recommended therein to be performed shall have been performed prior to the Lease Term Expiration Date, and evidence of compliance with Section 35(c)(ii).

         (e) Upon such return of any Leased Property to Owner, Lessee shall deliver to Owner a then current title insurance policy or a binding commitment to issue a title insurance policy written by a title insurance company reasonably acceptable to Owner (with such endorsements and affirmative coverages as Owner shall request), insuring good and marketable title in such Leased Property in an amount equal to the Lease Balance plus the Termination Premium determined as of the Lease Term Expiration Date, unencumbered except for Owner Liens. Upon the request of Owner, Lessee shall continue to maintain its insurance policies for such Leased Property required under Section 15 hereof if able to do so on a commercially reasonable basis, provided that Owner pays or reimburses Lessee for its pro rata costs thereof.

         (f) Unless the Leased Properties have been returned to Owner in the condition required under Section 35(a) through (d) hereof on the Lease Term Expiration Date the election to return the Leased Properties shall be automatically revoked and Lessee shall be deemed to have elected to purchase the Leased Properties pursuant to Section 29(b) on the Lease Term Expiration Date and shall pay all amounts due in connection with such purchase on such date.

         (g) The provisions of this Section 35 are of the essence of this Master Lease, and any breach thereof shall be deemed a Lease Event of Default hereunder, and upon application to any court of equity having jurisdiction in the premises, Owner shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 35.

Section 36.          [Intentionally Reserved].

Section 37.          Recording.

         Lessee will execute, acknowledge, deliver and cause to be recorded or filed in the manner and place required by any present or future law, a memorandum hereof, in order to publish notice of this Master Lease and the Lease Supplements. If Lessee shall fail to comply with this Section 37, Owner and any Assignee shall be and is hereby irrevocably appointed the agent and attorney in fact of Lessee, to comply therewith, but this sentence shall not prevent any default in the observance of this Section 37 by Lessee from constituting a Lease Event of Default in accordance with the provisions of this Master Lease.

Section 38.          No Reliance.

         Lessee and Owner hereby mutually acknowledge that in negotiating the terms of this Master Lease and all other related agreements and documents, each has sought, obtained and relied exclusively upon such accounting, actuarial, tax and legal advice from its own or other independent sources as it has deemed necessary, and Lessee further acknowledges that neither Lessee, Owner, Equity Investor, Trustee, Surety, Noteholder or any Assignee nor any of their respective Affiliates or personnel has represented or warranted the legal, tax, economic, accounting, or other consequences of the terms and provisions hereof and of the other related agreements and documents.

Section 39.          Miscellaneous.

         Any provision of this Master Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Owner's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision of this Master Lease prohibited or unenforceable in any respect. No term or provision of this Master Lease may be amended, altered, waived, discharged or terminated orally, but may be amended, altered, waived, discharged or terminated only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought and provided that Trustee's written consent thereto shall have been obtained. A waiver on any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Master Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Owner and (subject to the restrictions of Section 19 hereof) Lessee. This Master Lease, any Lease Supplement, any Memorandum of Lease and each related instrument, document, agreement and certificate and the other Transaction Documents, collectively constitute the complete and exclusive statement of the terms of the agreement between Owner and Lessee with respect to the leasing of the Leased Properties, and cancel and supersede any and all prior oral or written understandings with respect thereto.

Section 40.          Venue; Governing Law.

         Lessee agrees that at Owner's sole election any suit, action or proceeding brought by Owner against Lessee in connection with or arising out of this Master Lease may be brought in any federal or state court in Cook County, Illinois, and Lessee waives personal service of all process upon it and consents that service of process may be made by mail or messenger directed to it at its address set forth above and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to Lessee's said address. Nothing herein contained shall affect Owner's right to serve legal process in any other manner permitted by law or to bring any suit, action or proceeding against Lessee or its property in the courts of any other jurisdiction. Except as otherwise provided in this Section 40, this Master Lease shall in all respects be governed by, and constructed in accordance with, the laws of the State of Illinois, including all matters of construction, validity and performance:

         (a) The procedures governing the enforcement by owner of its remedies against Lessee hereunder or under the other Transaction Documents after the occurrence of a Lease Event of Default with respect to the Leased Properties, including by way of illustration, but not in limitation, power of sale, actions for ejectment, foreclosure, for injunctive relief or for the appointment of a receiver shall be governed by the laws of the state where such Leased Property is located;

         (b) In respect of each Leased Property, Owner shall comply with applicable law in the state where such Leased Property is located to the extent required by the law of such jurisdiction in connection with the exercise of remedies to terminate this leasehold or to conduct a sale pursuant to any power of sale or to foreclose the security interests and Liens created hereunder or under the other Transaction Documents with respect to the Leased Properties;

         (c) In respect of each Leased Property, matters of real estate, landlordtenant and property law shall be governed by the laws of the state where such Leased Property is situated.

Section 41.          Estoppel Certificate.

         Lessee agrees from time to time, upon not less than ten (10) days' prior written notice from Owner or Trustee, to execute, acknowledge and deliver to Owner or Trustee or any other Person designated by Owner or Trustee, a statement in form and substance reasonably satisfactory to the Person requesting same certifying that this Master Lease and the Lease Supplements are unmodified and in full force and effect (or if there have been modifications, that this Master Lease and the Lease Supplements are in full force and effect as modified and stating the modifications), the dates to which Base Rental, Contingent Surety Rental, Additional Rental, and Termination Rental have been paid, and stating whether or not, to the best knowledge of the signer of the certificate, Owner is in default in performance of any covenant, agreement or condition in this Master Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement may be relied upon by any prospective purchasers of any Leased Property, any assignee of Owner, Equity Investor, Trustee, Surety or any Noteholder or any prospective mortgage lender.

Section 42.          Survival of Representations, Warranties and Covenants.

         All representations, warranties, agreements, covenants and obligations of Lessee herein are material, shall be deemed to have been relied upon by Owner, and, unless by their express terms expire as of an earlier date, shall survive and continue in full force and effect notwithstanding the expiration or earlier termination of this Master Lease in whole or in part, including the expiration or termination of the Term with respect to any Leased Property.

Section 43.          Nonrecourse.

         Any provision of this Master Lease to the contrary notwithstanding, the liability of the Owner hereunder, if any, shall be satisfied solely from the Leased Properties. No recourse under or upon any representation, warranty, obligation, covenant or agreement contained herein or for any claim based hereon or in respect hereto shall be had against Owner, the Equity Investor or any past, present or future officer, director, stockholder, Affiliate, member, employee, agent, or attorneys, as such, of the Owner, the Equity Investor or any of their respective assets or properties.

Section 44.          Counterparts.

         This Master Lease may be executed by one or more parties to this Master Lease on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by any party of telecopied copies of executed counterparts hereof shall constitute execution and delivery hereof by such party. The single executed original of this Master Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the signature of the Trustee on the signature page thereof shall be the original executed counterpart of this Master Lease (the "Original Executed Counterpart"). Upon execution hereof, the Original Executed Counterpart has been delivered to Trustee for the benefit of the Beneficiaries. To the extent that this Master Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Master Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

                           [SIGNATURES ON NEXT PAGE]

         In Witness Whereof, the parties hereto have caused this Master Lease to be duly executed by their duly authorized representatives effective as of the date first written above.

                            Pita General Corporation
                            (OWNER)

                            By: /s/Mindy Berman
                                --------------------------
                            Name:  Mindy Berman
                            Title:  Vice President

                            AHC Tenant, Inc.
                            (LESSEE)

                            By: /s/ Mark W. Ohlendorf
                               --------------------------
                            Name:  Mark W. Ohlendorf
                            Title:  Senior Vice President


            [THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART].

                            The First National Bank of Chicago, as Trustee

                            By:  /s/ Jeffrey L. Kinney
                               --------------------------
                            Name:  Jeffrey L. Kinney
                            Title:  Vice President

                                   EXHIBIT A

                          LEASE SUPPLEMENT NO. [_____]

         This Lease Supplement No. [___] (this "Lease Supplement"), dated July ___, 1999, by and between Pita General Corporation, an Illinois corporation, as owner-lessor hereunder ("Owner") and AHC Tenant, Inc., a Delaware corporation, as lessee hereunder ("Lessee").

                             PRELIMINARY STATEMENT

         Whereas, Owner and Lessee have entered into that certain Master Lease Agreement dated as of July ___, 1999 (the "Master Lease") pursuant to which the Owner has agreed, subject to the terms and conditions therein set forth, to lease, let and demise unto Lessee, and the Lessee has agreed to lease, rent and take possession from Owner, all of the Owner's right, title and interest in the Leased Properties identified in one or more Lease Supplements entered into between Owner and Lessee;

         Whereas, Owner has acquired certain properties, including that certain parcel of improved real property located in [INSERT PROPERTY LOCATION], more particularly described in Exhibit A attached hereto (the "Land"). Lessee wishes to lease the Land and the hereinafter defined Leased Property from Owner. The date upon which this Lease Supplement becomes effective is the date of this Lease Supplement; and

         Whereas, Owner and Lessee desire to supplement the terms and provisions of the Master Lease, by specifically including the Leased Property described herein with the Leased Properties subject to the Master Lease, and setting forth other terms and conditions specifically applicable thereto. In consideration of the premises and other good and valuable consideration received, the parties hereby agree to supplement the Master Lease as follows.

Section 1.           Definitions.

         Unless the context otherwise requires, and except as specifically provided herein, each of the capitalized terms shall have the meaning set forth in the Master Glossary of Definitions attached to the Master Lease as Annex A, as the same may be amended, modified or supplemented from time to time.

         Unless otherwise expressly stated, the words "this Lease Supplement," "herein," "hereunder," "hereof" or other like words mean and include this Lease Supplement, all exhibits hereto and each amendment hereto.

Section 2.           Terms and Provisions of Master Lease.

         This Lease Supplement supplements, amends and is an integral part of the Master Lease. The Master Lease shall remain in full force and effect, as supplemented hereby.

Section 3.           Leased Property.

         This Lease Supplement applies to (i) the Land identified in Exhibit A hereto, (ii) all Improvements now or hereafter constructed on the Land [INSERT FOR GL PROPERTIES: (OTHER THAN IMPROVEMENTS LOCATED ON ANY PORTION OF THE LAND SUBJECT TO A GROUND LEASE)], (iii) all Equipment located thereon or used in connection therewith, (iv) all Contractual Rights, and (iv) all Appurtenant Rights with respect to the Land (the Land, Improvements, Equipment, Contractual Rights and Appurtenant Rights are collectively referred to herein as the "Leased Property"). The Owner and Lessee hereby agree that the Leased Property shall constitute on the Property Closing Date a "Leased Property" under the Master Lease.

Section 4.           Basic Lease Term.

         The Basic Lease Term applicable to the Leased Property under this Lease Supplement shall commence on the date of this Lease Supplement (the "Basic Lease Term Commencement Date") and, unless the Lease is sooner terminated pursuant to the provisions thereof, shall end on August 1, 2009 (the "Lease Term Expiration Date").

Section 5.           Type of Lease.

         The Leased Property covered by this Lease Supplement is a [CAPITAL LEASE PROPERTY] [OPERATING LEASE PROPERTY] as defined in the Master Lease.

Section 6.           Base Rental.

         The Base Rental applicable to the Leased Property shall be determined pursuant to Section 5(a) of the Master Lease.

Section 7.           Lease Balance.

         The Lease Balance applicable to the Leased Property as of any Rent Payment Date shall be determined in accordance with the Master Lease.

Section 8.           [For Operating Lease Property:  Maximum Lessee Risk
                     Percentage.

         The Maximum Lessee Risk Amount applicable to the Leased Property shall be equal to the product of the Maximum Lessee Risk Percentage (expressed as a decimal) set forth in Exhibit E to the Master Lease, multiplied by the sum of
(i) the Lease Balance plus (ii) the applicable Property Termination Premium.]

         [For Capital Lease Property:  [Intentionally Reserved]]

Section 9.           Other Terms and Conditions.

         Simultaneous with the execution of this Lease Supplement, the Owner and the Lessee shall execute a Memorandum of Lease in the form attached hereto as Exhibit B (the "Memorandum of Lease"), or in such other form as may be reasonably acceptable to the Owner, suitable for recording in the relevant real estate records of the jurisdiction in which the Leased Property is located, and upon execution thereof, the terms and conditions of the Memorandum of Lease shall be deemed to be incorporated into and an integral part of this Lease Supplement.

Section 10.          Miscellaneous.

         (a) On and after the date hereof, each reference to the "Master Lease," "Lease," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Master Lease as supplemented hereby.

         (b) The execution, delivery and effectiveness of this Lease Supplement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto, nor constitute a waiver of, or consent to and departure from, any provision of the Master Lease, any other Transaction Document or any other documents, instruments and agreements executed in connection therewith.

         (c) This Lease Supplement shall be governed by and construed in accordance with the laws of the State of Illinois, including all matters of construction, validity, effect and performance.

         (d) Section and Article headings in this Lease Supplement are included herein for convenience of reference only and shall not constitute a part of this Lease Supplement for any other purpose.

         (e) This Lease Supplement may be executed by one or more parties to this Lease Supplement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by any party of telecopied copies of executed counterparts hereof shall constitute execution and delivery hereof by such party.

         (f) The single executed original of this Lease Supplement marked "this Counterpart is the Original Executed Counterpart" on the signature page thereof and containing the signature of the Trustee on the signature page thereof shall be the original executed counterpart of this Supplement (the "Original Executed Counterpart"). Upon execution hereof, such Original Executed Counterpart has been delivered to Trustee for the benefit of the Beneficiaries. To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

Section 11.          Successors and Assigns.

         The terms and conditions of this Lease Supplement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective successors and assigns.

                           [SIGNATURES ON NEXT PAGE]

         In Witness Whereof, the parties hereto have caused this Lease Supplement be duly executed by their duly authorized representatives effective as of the date first written above.

                                   Pita General Corporation, as lessor
                                   (Owner)

                                   By

                                   Name: ______________________________________
                                   Title: _____________________________________

                                   AHC Tenant, Inc., as lessee
                                   (Lessee)

                                   By

                                   Name: ______________________________________
                                   Title: _____________________________________

            [THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART].

                                 The First National Bank of Chicago, as Trustee

                                 By

                                 Name: ________________________________________
                                 Title: _______________________________________

                               LEGAL DESCRIPTION


















                                   Exhibit A
                             (to Lease Supplement)

                          FORM OF MEMORANDUM OF LEASE















                                   Exhibit A
                             (to Lease Supplement)

                                   EXHIBIT B

                                ASSIGNED VALUES


Closing Date Leased Properties:

                      Leased Property                                    Stabilized Value
Mesa, Arizona                                                              $   6,000,000
Sun City West, Arizona                                                         6,800,000
Brea, California                                                               7,700,000
Whittier, California                                                           6,100,000
Colorado Springs, Colorado                                                     7,300,000
Overland Park, Kansas                                                          7,100,000
Charlotte, North Carolina                                                      6,300,000
Emerson, New Jersey                                                           19,200,000
Tucson, Arizona                                                               10,900,000
Wayne, New Jersey                                                             15,000,000
West Orange, New Jersey                                                       17,000,000
Reno, Nevada                                                                   6,300,000
Peoria, Arizona                                                                5,800,000
Citrus Heights, California                                                     7,300,000
West Lake, Ohio                                                                6,300,000
Roanoke, Virginia                                                              6,800,000
Boynton Village, Florida                                                       7,900,000
Dunedin, Florida                                                               8,000,000
Decatur, Georgia                                                               6,800,000
Cobb County, Georgia                                                           4,100,000

Additional Properties Closing Date Leased Properties:

                      Leased Property                                    Stabilized Value

Laguna Palm Terrace, California                                             $ 18,900,000
Denver, Colorado                                                               7,900,000
Boynton Beach, Florida                                                         9,700,000
Sarasota, Florida                                                              9,500,000
Lynwood, Washington                                                            8,200,000
Palmer Ranch ALF, Florida                                                     20,700,000
Fulton County SH, Georgia                                                      7,200,000
Fulton County AC, Georgia                                                      5,100,000



                                  Exhibit A
                             (to Lease Supplement)

                                   EXHIBIT C

                            GROUND LEASE PROPERTIES

         The Leased Properties located in:

                  Tucson, Arizona
                  Sarasota, Florida
                  Wayne, New Jersey
                  West Orange, New Jersey
                  Reno, Nevada
                  Lynnwood, Washington




















                                   Exhibit A
                             (to Lease Supplement)

                                   EXHIBIT D

                            CONTINGENT SURETY RENTAL

         Contingent Surety Rental: For each Lease Year after the first Lease Year, fifty percent (50%) of the cumulative Gross Revenue Increase throughout the Base Lease Term. In no case shall the Contingent Surety Rental be a negative amount. During the first Lease Year, the Contingent Surety Rental shall be zero ($0).

         Gross Revenue Increase: Throughout the Base Lease Term, the cumulative increase, if any, in aggregate Gross Revenues of the Leased Properties over Initial Lease Month Aggregate Gross Revenues. Initial Lease Month Aggregate Gross Revenues shall be determined by annualizing the Gross Revenues of the facilities during their first full calendar month of operations during Lease Year one. "Lease Year" means the period from the August 1, 1999 through and including July 31 of the immediately succeeding year, and then each successive period from August 1 to the including July 31 of successive years during the Base Lease Term.

         Gross Revenue: Shall mean, for any period, all income received by the Lessee or any Joint Venture (or the Manager on their behalf), without duplication, from any person or entity, including, without limitation, all rent or income from any Residency Agreement, which, in accordance with GAAP, is included in the Lessee's or such Joint Venture's financial statements as revenue determined on an accrual basis for the applicable period based upon the most recently available financial statements or reports required pursuant to the Loan Agreement and Reimbursement Agreement, modified, if necessary, to include, without duplication, all such income arising from any of the following:

                  (a) condemnation proceeds under a temporary taking to the extent that such proceeds are compensation for lost rent; and

                  (b)     business interruption insurance proceeds.

Notwithstanding the foregoing, Gross Revenues shall not include (i) any condemnation or insurance proceeds (other than the types described in clauses
(a) and (b) above), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of any Property or (iii) any funds released from the Capital Improvements Account.












                                  Exhibit A
                             (to Lease Supplement)

                                   EXHIBIT E

                           PERCENTAGE FOR DETERMINING
                           MAXIMUM LESSEE RISK AMOUNT

                (APPLICABLE ONLY FOR OPERATING LEASE PROPERTIES)

         73.9040% (Based on the aggregate Lease Balances for the Operating Lease Properties as of the Lease Term Expiration Date plus the Property Termination Premiums for the Operating Lease Properties).

         [The percentage set forth above shall be recalculated on the Additional Properties Closing Date to give effect to the transactions occurring on the Additional Properties Closing Date.]









                                  Exhibit A
                             (to Lease Supplement)